UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2008

OMNIMMUNE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-145507	26-3128407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Post Oak Place, Suite 352, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 622-8400
(Registrant’s Telephone Number, Including Area Code)

Roughneck Supplies, Inc.
5254 Green St. Unit 10
Halifax, Nova Scotia B3H 1N7
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions.  They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact.  In some cases, forward-looking statements can be identified by words such as “may,” “can,” “will,” “should,” “could,” “expects,” “hopes,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “projects,” “potential,” “intends,” “approximates” or the negative or other variation of such terms and other comparable expressions.  Forward-looking statements in this Current Report may include statements about:

• future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

• capital requirements and the need for additional financing;

• our ability to develop commercially viable products;

• our intellectual property rights and similar rights of others, including actual or potential competitors;

• the outcome of regulatory submissions and approvals and clinical trials;

• the performance of our future products and their potential to generate revenues;

• our beliefs and opinions about the safety and efficacy of any of our future products and the results of our studies;

• development of new products;

• growth, expansion and acquisition strategies;

• current and future economic and political conditions;

• overall industry and market performance;

• competition;

• management’s goals and plans for future operations; and

• other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions.  Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report.  No guarantee about future results, performance or achievements can be made.  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock.”  Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report to “we,” “us,” “our” and the “Company” are to Omnimmune Holdings, Inc., a Delaware corporation.  Omnimmune Holdings, Inc. was originally incorporated on February 22, 2007, in the State of Nevada under the name Roughneck Supplies, Inc., and upon a merger with and into the Company effective August 6, 2008, the Company changed its domicile to Delaware.

Item 1.01                      Entry Into a Material Definitive Agreement.

SUMMARY OF MERGER

We entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), dated as of August 7, 2008, by and among the Company, Omnimmune Acquisition Corp., a wholly owned subsidiary of the Company, and Omnimmune Corp., a Texas corporation.  Pursuant to the Merger Agreement, Omnimmune Corp. merged with and into Omnimmune Acquisition Corp. (the “Merger”) on August 7, 2008 (the “Closing” or the “Closing Date”).  Upon the Closing, Omnimmune Acquisition Corp., after changing its name to “Omnimmune Corp.,” continued as a wholly-owned subsidiary of the Company, succeeding to the business, assets and liabilities of Omnimmune Corp.  After receiving the requisite approval of the stockholders of Omnimmune Corp. pursuant to a written consent, a Certificate of Merger was filed with the State of Delaware and Articles of Merger were filed with the State of Texas, both on August 7, 2008, at which time the Merger was deemed effective (the “Effective Time”).  At the Effective Time, (i) each share of Omnimmune Corp. common stock, $0.01 par value, issued and outstanding was converted into the right to receive one share of common stock of the Company, $0.0001 par value (“Common Stock”); (ii) each Omnimmune Corp. warrant was exchanged for a Company warrant to purchase one (1) share of Common Stock for each share of Omnimmune Corp. common stock underlying such warrant at a per share exercise price equal to the exercise price applicable to each such warrant, and upon such other terms and conditions provided with respect to such warrant; (iii) each Omnimmune Corp. stock option was exchanged for a Company stock option to purchase one (1) share of Common Stock for each share of Omnimmune Corp. common stock underlying such stock option at a per share exercise price equal to the exercise price applicable to each such stock option, and upon such other terms and conditions provided with respect to such Omnimmune Corp. common stock option; and (iv) each Omnimmune Corp. convertible promissory note was exchanged for a Company convertible promissory note to purchase one (1) share of Common Stock for each share of Omnimmune Corp. common stock underlying such convertible promissory note at a per share exercise price equal to the exercise price applicable to each such convertible promissory note, and upon such other terms and conditions provided with respect to such convertible promissory note.

As of the Closing Date, all of the outstanding capital stock of Omnimmune Corp. was cancelled, in exchange for which, the Company issued shares of Common Stock resulting in a change in control of the Company.  As a result of the Merger, the Company is the parent holding company for a development-stage biotechnology company integrating complementary cancer therapeutic, diagnostic and prognostic technologies and, following the Merger, the business of Omnimmune Corp. constitutes our only operating subsidiary.  Further, the Company experienced, as of the Closing Date, a change in control of our ownership, management and board of directors (the “Board of Directors”).  In addition, as of the Closing Date, we changed our fiscal year end from May 31 to December 31.

Immediately following the Merger, we owned 100% of the outstanding capital stock of Omnimmune Corp.  In connection with the Merger and the initial closing of the offering (described hereinbelow), we issued an aggregate of 10,620,430 shares of Common Stock, after taking into account the shares of common stock, $0.01 par value, of Omnimmune Corp. and certain option, warrants and convertible debt to purchase shares of Omnimmune Corp. common stock, which pursuant to the Merger have become convertible into shares of Common Stock.

SUMMARY OF OFFERING

Concurrently with the completion of the Merger, we received $1,768,000 in gross proceeds from the sale of 707,200 Units in the initial closing of a private placement to accredited investors of up to 3,200,000 Units at $2.50 per Unit, each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock for $5.00 per share (the “Offering”).  The aggregate Offering is for $8.0 million (which does not take into account possible over-allotment subscriptions of 480,000 Units), and thus if we completed the sale of the remaining 2,492,800 Units, we would receive additional gross proceeds of $6,232,000.  Furthermore, if the placement agent exercises its over-allotment option, then we would sell an additional 480,000 Units (or 3,680,000 Units in the aggregate) and receive additional gross proceeds of $1,200,000 (or $9,200,000 in the aggregate).  The initial closing of the Offering occurred on August 7, 2008, concurrently with the completion of the Merger.  Additional closings of the Offering may be held until the earlier of: (i) August 31, 2008, or such later date, which shall be no later than October 31, 2008, to which the Company, in its sole discretion, may extend the Offering; and (ii) such earlier date as of which the Company terminates the Offering in its sole discretion.  Upon the closing of the Merger, we used $414,027.40 of the proceeds received in the initial closing of the Offering to repay a portion of the “Bridge Notes,” (such Bridge Notes involved an offering of $950,000 principal amount of 10% convertible promissory notes issued by Omnimmune Corp. in two separate private placement transactions, the first interim offering which closed on March 27, 2008 and April 8, 2008, and the second interim offering which closed on June 27, 2008), which we received payment demands from the first interim offering based on the terms of such Bridge Notes.  We will use the net proceeds of the Offering, after such payments to the “Bridge Note” holders, for working capital and general corporate purposes, including the additional costs associated with being a public reporting company and the payment of current outstanding liabilities and accounts payable attributable to the Offering and the Merger, a substantial portion which we intend to pay at or immediately following the initial closing of the Offering.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As disclosed elsewhere in this Current Report, on August 7, 2008, Omnimmune Corp. effectuated a merger with Omnimmune Holdings, Inc. and Omnimmune Acquisition Corp., a wholly owned subsidiary of the Company, in which Omnimmune Corp. became a wholly-owned and the only operating subsidiary of the Company.  Item 2.01(f) of Form 8-K states that, if a Registrant was a shell company prior to the transaction reported under Item 2.01, then the Registrant must disclose the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 or Form 10-SB, as applicable.  Omnimmune Holdings, Inc. was a shell company immediately prior to the Merger.  Accordingly, we are providing below the information that would be included in a Form 10-SB (which such Form applies to us) if we were to file a Form 10-SB.  Please note that the information provided below relates to the Company after the Merger, except that any information relating to periods prior to the date of the Merger only relates to the party specifically indicated.

DESCRIPTION OF BUSINESS

Following the Merger, Omnimmune Corp. is our only operating subsidiary.  We are based in Houston Texas.  Omnimmune Corp. was originally incorporated in Texas on January 15, 1997.  On August 6, 2008, pursuant to an Agreement of Merger between Roughneck Supplies, Inc. and Omnimmune Holdings, Inc, Roughneck Supplies, Inc. merged into the Company for the sole purpose of reincorporating in the State of Delaware.

We are the holding company for a development-stage biotechnology company integrating complementary cancer therapeutic, diagnostic and prognostic technologies.  Our mission is to provide a comprehensive and personalized approach to the clinical management of cancer through improved diagnostic, prognostic and therapeutic interventions.  Our operating subsidiary, Omnimmune Corp., has acquired platform monoclonal antibody technologies and licensed rights to monoclonal antibodies, cell lines (as discussed below) and a multivalent cancer vaccine targeting two epitopes of HER-2, validated tumor associated antigens(as discussed below).  The vaccine has completed a Phase I NCI sponsored clinical trial.  We plan to sponsor Phase II and III trials and market the vaccine in collaboration with others.  We believe the core technology utilized in the development of this multivalent vaccine represents a platform for the development of additional vaccines.

We intend to play a leading role in the development of personalized cancer treatment with the selection of prophylactic and therapeutic vaccines (active immunization), monoclonal antibodies (passive immunization) and gene-based products, which target a hormone called human chorionic gonadotropin (“hCG”).  Appropriate patient-specific passive immunotherapies will be based upon a patient’s own sequences of hCGb (human chorionic gonadotropin beta subunit), and its gene products (mRNA).  HCGß and its genes have been detected in a majority of cancers studied to date, and is a well validated tumor marker.  On this basis, we believe that hCG has enormous potential as a target for the diagnosis and treatment of cancer patients.  The application of appropriate patient-specific immunotherapy will be based upon the genetic expression and translation of a patient’s own subunit marker(s), as determined by our combined immuno-genetic cancer diagnostic and prognostic systems.  We plan an immuno-genetic companion diagnostic trial for late 2008, the results of which we expect will be a prelude to the development of a widely applicable diagnostic system for the diagnosis, prognosis and determination of recurrence.  We plan to conduct a Phase I trial with its lead candidate anti-hCGb monoclonal antibodies based upon the results of the diagnostic trial.

We believe that this customized diagnostic-therapeutic coupling approach represents a new paradigm for targeted therapy, and will significantly alter the way in which cancer patients will be managed in the future.

Our objective is to be a leader in the implementation (reduction to practice) of previously discovered and characterized vaccines and monoclonal antibodies, discovery, development and commercialization of new monoclonal antibodies for diagnostic, prognostic and therapeutic (passive immunization) purposes, as well as gene-based products targeting hCG.

Products and Markets

Passive Immunization

Our unique customized therapeutic anti-hCGβ monoclonal antibodies are designed to recognize surface hCGb and interfere with hCGb's functions, with the anticipated result being the prevention of metastasis, retardation of cancer growth, elimination of the “immune privilege status” and, ultimately, the killing of cancer cells.

Radiation and chemotherapy are toxic to cancer patients, since normal cells and tissues are affected during treatment.  We plan to fill the need for more patient friendly cancer treatments with the development of monoclonal antibodies that not only seek out and kill cancer cells exclusively, but also with minimal side effects.  We anticipate that its customized therapeutic antibodies will be used stand alone, as well as an adjunct to other treatments and will enhance their therapeutic efficacy.  A candidate anti-hCGβ monoclonal antibody licensed by us was effective in killing cancer cells in in vivo experiments conducted on immunocompetent laboratory animals and in in vitro experiments.  The monoclonal antibody used in these experiments is one of several antibodies derived from a cancer vaccine that has shown effective anti-tumor activity in unrelated, third-party conducted human clinical trials.

Diagnostic Products

The combination of genetic and immunological tests will provide oncologists with novel approaches for individualized cancer diagnosis, as well as provide new tools for managing cancer patients following therapy.  We anticipate that our initial products will be antibody and gene-based diagnostics designed to detect the presence of cancer-related hCGβ in both body fluids and tissue biopsies.  If successful, we believe the test systems could reduce false-positive and false-negative results and provide a more reliable, scientifically sound basis on which to monitor therapeutic modalities, which could maximize treatment outcomes from standard radiation and chemotherapy and/or prevent an early termination of treatment before achievement of a desired outcome.  We believe the combination of specific antibody targets and gene-based assay systems can help oncologists make improved patient management decisions regarding tumor staging and treatment modalities, as well as the determination of the recurrence of cancer.  Both types of tests are planned to utilize currently available equipment in standard pathology and clinical laboratories.

Our approach to combine techniques is intended to help understand the relationship of genomic, proteomic and physiomic events.  For a given patient-specific cancer, customized diagnostic information can be obtained that describes: (1) the types of hCGb genes that are expressed (genome); (2) which subunit forms of hCGb are produced and demonstrate a substitution from a “normal” to “malignant” amino acid residue (proteome), and (3) what functional roles (physiome) aberrant hCGβ-forms play in malignancy such as metastatic potential, benign vs. malignant tumor genesis, staging, treatment success or failure, and patients’ response to treatment.

Product Development Timelines

The following series of charts summarize the planned product development stages and timelines.  Depending on many different factors, including, without limitation, adequate funding and the success of its product development plans, we plan to launch several overlapping clinical trials with a number of products across different therapeutic indications.  A variety of preclinical products are planned for development to build a pipeline that will add shareholder value.  The primary focus our product pipeline over the next two to three years will be the HER-2 vaccine(s) in parallel with human anti-hCGb monoclonal antibody diagnostics and therapeutics.

Development Phases:  Building the Pipeline

*Alternative indications are being considered

HER-2 Multivalent Vaccine Development Timelines: Breast Cancer

* Depending on results of Phase II trial

Pre-Clinical Product Development Timelines: Diagnostic Kits

* Comparison of normal vs. cancer patients (Breast, Prostate, Brain or Pancreas)

Human Monoclonal Antibody Development Timelines:  1st Indication*

* Depending on results of Phase I trial

Strategy

Our objective is to be a leader in the implementation (reduction to practice) of previously discovered and characterized vaccines and monoclonal antibodies, discovery, development and commercialization of new monoclonal antibodies for diagnostic, prognostic and therapeutic (passive immunization) purposes, as well as gene-based products targeting hCG.

Building a Diversified Product Portfolio through Collaborations

Utilizing the intellectual property portfolio we have licensed from third party collaborators, consisting of a collection of over two dozen anti-hCG monoclonal antibody cell lines and the respective monoclonal antibodies and with the multivalent HER-2 cancer vaccine, we intend to build a diversified product portfolio, including a mix of developed and acquired oncology diagnostic and active and passive immunotherapeutic technologies.  We intend to negotiate with select institutions in order to obtain rights to additional cancer markers and active and passive immunotherapeutic technologies in various stages of development, as well as forming strategic alliances with manufacturers, clinical research organizations (“CRO’s”) and top US and foreign-based cancer research institutions involved in the identification and development of cancer markers.  Together with our current collaborators, we believe we can enhance the development of active and passive immunotherapy products and create new and improved anti-cancer vaccines and monoclonal antibodies.  We plan to enter into additional joint development and commercialization agreements after generating vaccines and antibodies and determining preliminary safety and efficacy, or we may develop the product candidate through later stage clinical trials and license it to pharmaceutical or biotechnology companies for marketing.

We plan to outsource all manufacturing and toxicology studies of our products.  If successful, our revenue will derive from R&D grants or contracts, up front license fees, performance milestone payments and running royalties.  By entering into co-development and marketing arrangements, we would intend to pursue multiple product candidates in the development stage, enabling us to spread our risk of product development and make cost-effective use of available human and capital resources.

Clinical Development Strategy

Active Immunotherapy: We intend to initiate and file a corporate sponsored Investigational New Drug Application Process (“IND”) for a Phase II trial for the multivalent HER-2 vaccine in patients with metastatic breast cancer.  We have also acquired the rights to a second generation multivalent HER-2 vaccine, for which a Phase I trial is planned by the end of 2008.

Diagnosis, Prognosis, Recurrence, and Patient Management:  As referenced above, we plan to initiate an immune-diagnostic companion cancer diagnostic clinical trial to statistically determine the expression of Type I (“normal”) and II hCGb (“malignant”) genes in body fluids and tissue biopsies for several cancer indications.  Depending on the results of this study being successful, we would plan to develop and commercialize specific monoclonal antibodies and other reagents (kits) that may better diagnose and track therapy in cancers expressing patient-specific Type II hCGb genes and corresponding subunit forms of hCGb.  In addition, we believe that we will be able to identify in selected cancers Type II hCGß genes expressing altered subunit forms of hCGb specific for cancer.  Based on these individualized diagnoses, we believe we can develop and commercialize customized targeted immunotherapies.

Passive Immunotherapy (Diagnostic-therapeutic coupling):  Our targeted monoclonal antibodies will be related to companion diagnostics determined in the diagnostic trial in selected cancers expressing Type I and Type II hCGb genes and different subunit forms of hCGb.  From our well-characterized murine monoclonal antibodies, we plan to select candidate antibodies for humanization.  Simultaneously, we would plan to start a new round of immunizations to produce human versions of these antibodies.

We would then conduct FDA required preclinical pharmacology and toxicology studies with lead candidate antibodies and conduct Phase I/II/III passive immunization clinical trials for registration of first indication in a major cancer patient population.  In addition, we intend to contract manufacturing of GMP antibody products for clinical testing and conduct follow-on clinical trials for label expansion to other cancers.

Strategic Alliances

Our unique HER-2 vaccine, hCGß and related technologies, which are protected through an expanding intellectual property portfolio, have been developed at institutions including The Ohio State University, Columbia University of New York, The Allegheny-Singer Research Institute of the Allegheny General Hospital, Pittsburgh, PA and The Institute Gustave Roussy, Paris, France.  We have entered into four license agreements that grant to us certain exclusive worldwide rights to utilize patented processes and products to develop our product portfolio.  We entered into a license agreement with The Allegheny-Singer Research Institute on February 3, 1999.  Our license agreement with Columbia University of New York dates to February 1, 2005.  Our two most recent licensing arrangements are with The Institute Gustave Roussy and The Ohio State University, with agreements dated as of November 1, 2007 and April 18, 2008, respectively.  Subject to specific termination provisions, each of these agreements generally extend until the expiration of the patents licensed to Omnimmune Corp. thereunder or some period after the commercialization of products using the subject patents, whichever is later.

Each of these license agreements require certain periodic payments by us to the licensors for the licensed rights, including, by way of example, upfront and annual license maintenance fees, royalties based on product sales utilizing the licensed technology, sublicensing royalties, milestone payments based on certain achievements as we conduct trials on the licensed products and progress them through the FDA approval process, and the reimbursement or payment of costs associated with prosecuting the patents subject to these license agreements.

Additionally, our license agreements provide for various performance and achievement milestones to ensure that we devote adequate personnel and financial resources to the commercialization of the licensed patents and processes.  If we do not achieve the milestones set forth in our agreements with The Allegheny-Singer Research Institute and Columbia University, the respective licensor can, with prior notice, elect to terminate the subject license agreement or convert the exclusive worldwide license to a non-exclusive license.  With respect to our license agreement with The Institute Gustave Roussy, we have until November 1, 2010 to achieve net sales or sublicense revenue from products developed with the licensed patents, after which time the licensed rights will become non-exclusive; however, we can request two one-year extensions of the exclusive license with the payment of an additional license fee to the licensor.  Our agreement with The Ohio State University provides that the parties can mutually agree to extend the performance milestones so long as the delay is not a result of lack of capital for development on our part.

From time to time during the term of certain of our material license agreements with third party collaborators we have been in default with respect to our license fee obligations and certain performance milestones such as research and development spending, receipt of certain levels of capital investment, conducting clinical trials and studies or obtaining FDA approval on licensed products.  Although we have received waivers of past defaults from these third party collaborators and amended or modified each of our license agreements to extend our performance obligations and payment terms in order to alleviate prior defaults, we may not be able to obtain waivers of future defaults, if future default were to occur, under these agreements and, as a result, our third party collaborators may be able to terminate our license rights or convert our exclusive licenses to a non-exclusive licenses.

Scientific Background

The Normal Antibody Response

The human immune system protects the body against a variety of infections and other illnesses.  Specialized cells, which include B cells and T cells, work in concert with the other components of the immune system to recognize, neutralize and eliminate from the body numerous foreign substances, infectious organisms and malignant cells.  In particular, B cells produce protein molecules, known as antibodies, which are capable of recognizing substances harmful to the human body.  Such substances are called antigens.  Upon being bound by an antibody, antigens can be neutralized or blocked from interacting with and causing damage to the body.  Antibodies that bind tightly are said to have high affinity.

All antibodies have a common core structure composed of light (L) chains and heavy (H) chains, named according to their relative size.  The heavy and light chains are assembled within the B cell to form an antibody molecule.  As shown in the diagram below, one can represent an antibody molecule schematically in the form of a “Y” structure.

The base of the “Y,” together with the part of each arm immediately next to the base, is called the constant region because its structure tends to be very similar across all antibodies.  In contrast, the variable regions are at the end of the two arms and are unique to each antibody.

Our Approach to Development of Antibody Therapeutic Products

The therapeutic antibodies marketed today generally belong to a class of molecules known as “monoclonal antibodies.”  This term is used to refer to a homogeneous population of antibody molecules that are identical in their structure and functional characteristics.  Traditionally, the approach to generating monoclonal antibodies has been to immortalize mouse antibody-secreting B cells by fusing them with a perpetually-growing cell line so that they are capable of reproducing over an indefinite period of time.  Any of these fused cells, known as hybridomas, producing an antibody with the desired binding characteristics can then be selected, cloned, and expanded, allowing the large scale production of a monoclonal antibody.

Our approach is to generate monoclonal antibodies that specifically recognize cancer-related hCG, as well as its subunits and fragments.  HCG is a glycoprotein consisting of two nonconvalently linked alpha (α) and beta (ß) subunits.  The hormone is normally produced by the syncytiotrophoblastic cells of the placenta.  Currently, hCG is an approved marker for the Gestational Trophoblastic Disease and Germ Cell Tumors.  All gestational trophoblastic tumors produce hCG, and it is a valuable marker to monitor patients with these tumors, screening reliably in all cases.  Elevated levels of hCG indicate poor responses to treatment. The elevated level correlates with tumor mass and thus has prognostic value.  The patient is followed weekly during treatment, and at the completion of treatment, indefinite follow up is advised to detect recurrence.

HCG is essential in managing trophoblastic neoplasms.  The measurable level of different forms of hCGß is occasionally elevated in other cancers including those of breast, lung, and gastrointestinal tract, but in these diseases it has found little clinical application.  Even so, because of our proprietary and licensed technology, we believe that HCGb has enormous potential as a target for the diagnosis, prognosis, treatment and patient management of many cancers.  HCGb genes are expressed in a wide variety of human cancers that have been validated with over twenty years of accumulated data from a variety of different studies.  Studies show that different subsets of the hCGß genes are expressed during pregnancy and the malignant transformation process.

Recent studies show that two types of hCGb genes express either “normal” or malignant versions of hCGb.  These two types of hCGb genes (Types I & II) are located on chromosome 19.  The malignant transformation process is characterized by overexpression of Type II genes where an hCGb is produced with aspartic acid in position 117 (as opposed to alanine in “normal” cells).  This single amino acid change correlates with the malignant phenotype.  The relative amounts (Transformation Index Assay) of transcribed mRNA’s from malignant versus normal cells can enable early diagnosis, staging and prognosis.  Since Type II genes are acquired during malignant transformation, hCGb translated from Type II genes can be targeted with anti-hCGb monoclonal antibodies, that will only target malignant cells and not normal ones.  For example, in normal breast tissue, only Type I genes are expressed, whereas Type II genes are active during malignant transformation.

In addition, unique monoclonal antibodies have been identified and licensed by us against novel epitopes on hCGß.  These antibodies preferentially recognize hCGß produced by cancer cells, with the capacity for targeting tumors that express hCGß.  If successful, we plan to use these antibodies for diagnosis of tumors expressing hCGß to track disease and to seek and destroy tumors expressing hCGß without damaging normal cells.  Pre-clinical studies demonstrate that antibodies against hCGß have anti-cancer properties.  Moreover, clinical trials sponsored by an unrelated third party licensee of a cancer vaccine based on hCGß show that antibodies against hCGß increase survival.

Major goals in cancer research include the identification of markers that distinguish cancer cells from normal cells, and the development of companion diagnostics of targeted therapy.  Many companies are investing resources to identify targets common to both diagnosis and treatment of cancer.  We have already succeeded in identifying that which we believe to be such a target—hCGb and hCGb gene products (mRNA).  Subunit forms of hCGb on the surface of cancer cells can be “targeted” for treatment and, together with their respective Type II genes, can be used for monitoring patients’ response to treatment.  Utilizing a marker that is widely applicable to both detection and treatment will be a significant advancement in cancer patient management.  The function of hCGb in the cancer process includes the promotion of malignant growth, spreading of cancer cells (metastasis), formation of new blood vessels (angiogenesis), and avoidance of immune attack (immune privilege).  Death from cancer usually occurs as a result of the spreading of primary tumor cells to a secondary site, and the hCGb present on the surface of cancer cells allows metastasis to occur by preventing the patient's immune system from attacking malignant cells.

We believe that there is substantial evidence that hCGβ (and its genes and/or gene products) is an important and unique cancer marker.

Our Planned Approach to Developing Multivalent HER-2 Vaccine Therapeutic Products

The construct of the multivalent HER-2 vaccine for which we recently obtained a license from The Ohio State University targets two epitopes of HER-2, a well-validated epidermal growth factor receptor taking advantage of the knowledge that two monoclonal antibodies (traztuzumab and pertuzumab) to which rights are held by an unrelated third party bind to specific sites on the receptor.  HER-2 is a unique oncoprotein that is involved in cellular proliferation and differentiation and over expressed in a number of human tumors.  This over expression has been observed in 20-30% of adenocarcinomas of the breast, ovary, lung, stomach, endometrium, bladder, and is generally associated with a poor clinical outcome.

The administered multivalent vaccine is comprised of two individual vaccines, each of which contain a HER-2 epitope that is coupled with a promiscuous T-helper epitope from the measles virus fusion (“MVF”) protein, which activates T-helper cells to raise an immune response against the targets.  The receptor is over-expressed in approximately 30% of breast, uterine, colon, lung and ovarian cancers, and is associated with poor clinical outcome.  According to publications by the multivalent vaccine’s inventor, the significance of the vaccine, other than its epitope targets, is that it: (1) elicits a response from both humoral and cellular arms of the immune system and overcomes MHC restrictions enabling most of the general population to respond to the vaccine (produce antibodies) and (2) incorporates synthetic T-helper cell epitopes as carriers, making it superior to vaccines which incorporate non-self carriers (tetanus or diphtheria toxoid), and thus circumvents non-self carrier induced epitopic suppression of antibody production.  Based on his conclusions, we believe the nature of the construct of this vaccine will enable us to produce superior and more widely applicable prophylactic and therapeutic vaccines with additional markers, such as hCGß for cancer, and markers for other diseases, as well.

We believe this license arrangement will provide us an advanced active immunization clinical product with a high probability of success and will complement our pre-clinical passive immunization development of human monoclonal antibodies directed to many different forms of cancer.

Market Overview

Antibodies as Products

Recent advances in the technologies for creating and producing antibody products, coupled with a better understanding of how antibodies and the immune system function in key disease states, have led to renewed interest in the commercial development of antibodies as therapeutic products.  According to a survey by the Pharmaceutical Research and Manufacturers of America, antibodies accounted for over 20% of all biopharmaceutical products in clinical development in August 2004.  We are currently aware of twenty-one monoclonal antibody therapeutic products that have been approved for marketing in the United States.  Twelve products are currently being marketed for a wide range of medical disorders such as autoimmune disease, rheumatoid arthritis, asthma, psoriasis, multiple sclerosis, macular degeneration, and nine monoclonal antibodies are being marketed for cancer.

We believe that, as products, monoclonal antibodies have several potential clinical and commercial advantages over traditional therapies.  These advantages may include the following:

•	fewer unwanted side effects as a result of high specificity for the disease target;

•	greater patient compliance as a result of favorable pharmacokinetics; and

•	the ability to deliver various payloads, including drugs, radiation and toxins, to specific disease sites while avoiding surrounding tissues.

Market Need:  Customized Targeted Diagnosis, Prognosis and Treatment

Our proposed products represent an unmet need for improved diagnosis and treatment of cancer.  Cancer treatment today involves general approaches (chemotherapy and radiation) that do not take into account the unique characteristics of a patient’s type or stage of cancer.  Recent advances in targeted therapies against Her2/neu, EGFr, and VEGF demonstrate that effective treatment requires an understanding of the role of such targets.  Efforts are being made to develop more individualized monoclonal antibody treatments, which are based on the identification of patient-specific multiple markers (or different antigenic determinants).  This represents a changing paradigm for targeted therapy.

We believe that the success of monoclonal antibodies (e.g., Herceptin) against the HER-2 in breast cancer validates HER-2 as an important target for cancer cells.  Considering that monoclonal antibodies against this target have led to major advances in extending survival in breast cancer, a prophylactic and therapeutic vaccine that generates natural antibodies against the same target would be a significant improvement in treatment.  And in particular, we believe that the multivalent HER-2 vaccine technology could represent a platform for the development of additional vaccines against cancer.  This technology has recently completed a Phase I clinical trial, which had as its primary objective to test for toxicity.  Planning is now underway for the initiation of a Phase II trial.

In addition to proceeding with a Phase II clinical trial of its multivalent HER-2 vaccine, our proposed customized targeted treatment is expected to include appropriate therapeutic anti-hCGb monoclonal antibodies, and antibody conjugates that deliver a cytotoxic molecule or combinations thereof.  Moreover, it is believed that customized antibody treatments will be optimized by individualized diagnostic tests (i.e. which hCGb gene products or antigens had been identified, as it related to staging and metastatic potential).

We believe that there is substantial evidence that hCGb (and its genes or gene products) is an important cancer marker.  Whereas earlier work focused on intact hCG (hCGα-hCGβ dimer) or its fragments as antigenic determinants for cancer, more recent evidence has shown that different genetic sequences of hCGb, as well as different subunit forms of hCGb (epitopes) and their glycosylation patterns, have different roles in their relationship between malignant and non malignant cells, the malignant transformation process, and the progression of the disease.

Competition

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change.  We face competition in several different forms.  Our vaccine and antibody generation activities currently face competition from several companies and technologies.  In addition, the product candidates that we, or our collaborators are developing also face competition from vaccine, biologic and small molecule products as well as other treatment modalities.

We are aware of several pharmaceutical and biotechnology companies that are actively engaged in research and development in areas related to active and passive immunotherapy.  Many of these companies have commenced clinical trials of antibody therapeutic product candidates or have successfully commercialized antibody therapeutic products. Many of these companies are addressing the same diseases and disease indications, as we or our customers are.

We compete with companies that offer the services of generating monoclonal antibodies for antibody-based therapeutics.  Many of these competitors have specific expertise or technology related to antibody development, and introduce new or modified technologies from time to time. Several of these competitors are developing or have developed technologies for generating human or partially human antibodies, including Avanir Pharmaceuticals, XTL Biopharmaceuticals Ltd., Kirin Brewing Co. and GenMab.  Several companies are developing, or have developed, technologies, not involving animal immunization, that result in libraries composed of numerous human antibody sequences.  Cambridge Antibody Technology Group, Dyax, MorphoSys and Alexion Pharmaceuticals, Inc. are using libraries of human antibody genes to develop therapeutic products comprising human antibody sequences.  We compete with over 60 companies that offer the services for cancer diagnostic products, some of which, include, Abbott Diagnostics, Bayer Diagnostics, Beckman Coulter, BioMerieux, Ventana Medical Systems, Veridex, Qiagen and Genomic Health.

Competitive Advantage

We believe that we have extensive experience in the development and production of peptides, monoclonal antibodies and vaccines.  While millions of dollars are being invested by companies to identify targets common for both diagnosis and treatment of cancer, we have already identified one target we believe to be applicable to numerous cancer types and to different stages of disease.  Moreover, customized treatment based on individualized hCGß companion diagnostics will uniquely position us in the management of cancer patients.  Since hCGß is a marker/target for a wide variety of cancers, we believe the successful development of a product for one cancer should lead to the rapid expansion of the product use for other cancers.  We believes that our hCGß antibody-gene-based individualized diagnostics utilized prior to and during treatment programs will result in increased demand for our anti-hCGß therapeutic products.  Our proposed diagnostics kits are proposed to utilize the combination of molecular genetics and immunology taking the advantage of the synergy of both for ultimate sensitivity and selectivity, and thereby we would expect to reduce false-positive and false-negative results.  Some of our monoclonal antibodies are related to those produced by patients inoculated with an anti-hCGß cancer vaccine that was effective in human clinical trials for cancers of the lung, colon and pancreas.

Technology and Intellectual Property

Proprietary protection for our products, processes and know-how is important to our business.  We rely on exclusive license agreements, patents, trade secrets and proprietary know-how to protect our intellectual property rights.  We plan to aggressively prosecute and defend our patents and proprietary technology.

Our intellectual property portfolio includes the worldwide exclusively licensed rights to eight issued patents, ten pending patent applications, two applications in preparation and other proprietary technology.  Some of the issued and pending patent applications contain broad claims for the detection and treatment of cancer using genetic probes and anti-hCGβ monoclonal antibodies.  Omnimmune Corp. has exclusively licensed worldwide rights to twenty-nine anti-hCG monoclonal antibodies, as candidates for both cancer therapy and a new system for cancer diagnostics.

On April 18, 2008, we entered into an Exclusive License Agreement with The Ohio State University Research Foundation (“OSURF”) (the “OSURF Agreement”) in which we licensed certain patent rights owned by OSURF to develop and commercialize within a specified field of use.  The OSURF Agreement grants us a worldwide exclusive license to such patent rights and a worldwide non-exclusive license to certain know-how and materials regarding such patent rights, all within a specified field of use, until the later of either the expiration of the last to expire of a valid claim under any licensed patent right or, so long as a product or process under such patent rights is available for sale, ten years following the date on which the first commercial sale is made of a product or process under such patent rights, unless sooner terminated according the OSURF Agreement.  We are required to pay certain license fees, royalties and milestone payments as set forth in the OSURF Agreement.

On June 20, 2008, we entered into a Second Amendment To Amended and Restated License Agreement dated as of February 1, 2005 (the “Second Amendment”), with Allegheny-Singer Research Institute (“ASRI”) (the “ASRI Agreement”) in which we licensed certain licensed patents and licensed material owned by ASRI to develop and commercialize within a specified field of use.  The ASRI Agreement grants us a worldwide exclusive license to such licensed patents and licensed material and a worldwide non-exclusive license to certain licensed information, all within a specified field of use, until the expiration of the last to expire of the licensed patents or ten years from the date of the first sale of the licensed products from such licensed patents, whichever is later, unless sooner terminated according the ASRI Agreement.  We are required to pay certain license maintenance fees, royalties and other fees and expenses as set forth in the ASRI Agreement.  In connection with the execution of the Second Amendment, ASRI agreed to enter into a termination agreement in order terminate a stock purchase agreement and a stockholders agreement which was conditioned upon the satisfaction of certain conditions subsequent including the execution of the Placement Agent Agreement for the Offering, issuance of shares of Omnimmune Corp. common stock to ASRI, and a certain payment to be made under the ASRI Agreement.

On June 20, 2008, we entered into a Fourth Amendment To License Agreement dated as of February 1, 2005 (the “Fourth Amendment”), with The Trustees of Columbia University in the City of New York (“Columbia University”) (the “Columbia University Agreement”) in which we licensed certain licensed patents and licensed material owned by Columbia University to develop and commercialize within a specified field of use.  The Columbia University Agreement grants us a worldwide exclusive license to such licensed patents and licensed material and a worldwide non-exclusive license to certain licensed information, all within a specified field of use, until the expiration of the last to expire of the licensed patents or ten years from the date of the first sale of the licensed products from such licensed patents, whichever is later, unless sooner terminated according the Columbia University Agreement.  We are required to pay certain license maintenance fees, royalties and other fees and expenses as set forth in the Columbia University Agreement.  In connection with the execution of the Fourth Amendment, Columbia University agreed to enter into a master termination agreement in order terminate a stock purchase agreement and a stockholders agreement in order to effectuate the desire of Columbia University to transfer to Omnimmune Corp. the entirety of Columbia University’s equity in Omnimmune Corp.

On November 1, 2007, we entered into an Exclusive License Agreement with Institut Gustave Roussy, a private cancer research and treatment center in France and IGR&D, S.A., an affiliate of Institut Gustave Roussy (the “IGR Agreement”) (Institut Gustave Roussy and IGR&D, S.A., together, hereinafter “IGR”) in which we licensed certain patent rights owned by IGR to develop and commercialize within a specified field of use.  The IGR Agreement grants us a worldwide exclusive license to such patent rights within a specified field of use, until the later of either the expiration of the last to expire of a valid claim under any licensed patent right or, so long as a product or process under such patent rights is available for sale, ten years following the date on which the first commercial sale is made of a product or process under such patent rights, unless sooner terminated according the IGR Agreement.  We are required to pay certain license fees, royalties and milestone payments as set forth in the IGR Agreement.

Government Regulation

Our product candidates under development are subject to extensive and rigorous domestic government regulation and will be subject to further regulation if approved for commercial sale. The FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record keeping, labeling, storage, approval, advertising, promotion, sale and distribution of biopharmaceutical products.  If we market our products abroad, they will also be subject to extensive regulation by foreign governments.  Non-compliance with applicable requirements can result in fines, warning letters, recall or seizure of products, clinical study holds, total or partial suspension of production, refusal of the government to grant approvals, withdrawal of approval, and civil and criminal penalties.

We believe our antibody therapeutic products will be classified by the FDA as “therapeutic biologic products” as opposed to “drug products.”  On October 1, 2003, the FDA transferred certain oversight responsibility for therapeutic biologic products from the Center for Biologics Evaluation and Research (CBER) to the Center for Drug Products Evaluation and Research (CDER).  The FDA has stated that biologic products transferred to CDER will continue to be regulated as biologics.  The steps ordinarily required before a biological product may be marketed in the United States include:

•	preclinical testing;

•	submission to the FDA of an IND which must become effective before clinical trials may commence;

•	adequate and well-controlled clinical trials to establish the safety and efficacy of the biologic;

•	submission to the FDA of a Biologic License Application, or BLA, for the approval to market the product; and

•	FDA approval of the application, which encompasses inspection and licensing of the manufacturing facility for commercial production of product and approval of all product labeling.

Preclinical testing includes laboratory evaluation of product chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of each product.  Laboratories that conduct preclinical safety tests must comply with FDA regulations regarding good laboratory practices.  We submit the results of the preclinical tests, together with manufacturing information, analytical data and clinical study plans, to the FDA as part of the IND and the FDA reviews those results before the commencement of clinical trials.  Unless the FDA objects to an IND, the IND will become effective 30 days following its receipt by the FDA.  If we submit an IND, our submission may not result in FDA authorization to commence clinical trials.  Also, the lack of an objection by the FDA does not mean it will ultimately approve an application for marketing approval.  Furthermore, we may encounter problems in clinical trials or in manufacturing clinical supplies that cause us or the FDA to delay, suspend or terminate our trials.

Clinical trials involve the administration of the investigational product to humans under the supervision of a qualified principal investigator.  We must conduct clinical trials in accordance with Good Clinical Practice regulations under protocols submitted to the FDA as part of the IND.  In addition, each clinical trial site must have approval from and conduct the trial under the auspices of an Institutional Review Board and with patient informed consent.  The Institutional Review Board will consider, among other things, ethical factors, the safety of human subjects and the possibility of liability of the institution conducting the trial.

We plan to conduct clinical trials in three sequential phases that may overlap. Phase I clinical trials may be performed in healthy human subjects or, depending on the disease, in patients.  The goal of a Phase I clinical trial is to establish initial data about safety and tolerability of the biologic agent in humans.  In Phase II clinical trials, we will seek preliminary evidence of the desired therapeutic efficacy of a biologic agent in limited studies of patients with the target disease.  We will make efforts to evaluate the effects of various dosages and to establish an optimal dosage level and dosing schedule. We also will gather additional safety data from these studies.  The Phase III clinical trial program will consist of expanded, large-scale, multi-center studies of persons who are susceptible to or have developed the disease.  A pivotal study is designed to meet registration requirements.  Phase III studies that are designed for registration purposes are considered pivotal studies and Phase II studies specifically designed for registration purposes also can be pivotal studies.  The goal of these studies is to obtain clinically and statistically significant evidence of the efficacy and relevant safety data of the proposed product and dosage regimen.

Antibody therapeutic and vaccine products must be manufactured by an appropriately validated process and in a facility that complies with FDA good manufacturing practice regulations and other regulations.  Good manufacturing practice regulations include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation.  In addition, the FDA and other regulatory authorities will require us to register any manufacturing facilities in which our antibody therapeutic products are manufactured.  These facilities will be subject to periodic and unannounced inspections to confirm continued compliance with FDA good manufacturing practices or other regulations.  The FDA or foreign regulatory bodies will not grant pre-market approval of our product candidates if the facilities in which they are manufactured cannot pass a pre-license inspection.

For clinical investigation and marketing outside the United States, we are subject to the regulatory requirements of other countries, which vary from country to country.  The regulatory approval process in other countries includes requirements similar to those associated with FDA approval set forth above.

In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, and other present and potential future federal, state, or local regulations.  Our research and development involves the controlled use of hazardous materials, chemicals, biological materials, and various radioactive compounds.  Although we believe that our safety procedures for handling and disposing of such materials currently comply in all material respects with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our available resources.

Employees

We currently have two full-time employees.  We also engage the services of consultants from time to time.  None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

RISK FACTORS

An investment in Common Stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described below and all other information contained in this Current Report before deciding to invest in shares of Common Stock.  While all risks and uncertainties that we believe to be material to our business and, therefore, the value of Common Stock are described below, it is possible that other risks and uncertainties that affect our business will arise or become material in the future.  If we are unable to effectively address these risks and uncertainties, our business, financial condition or results of operations could be materially and adversely affected.  In this event, the value of Common Stock could decline and you could lose all or a portion of your investment.

Risks Related to the Development and Commercialization of our Products

From time to time we have been in default under certain of our material license agreements with respect to our payment obligations and achievement of performance milestones.  There is no assurance that we will not default under these agreements in the future, any such defaults could materially and adversely affect our business.

Each of our existing license agreements with third party collaborators require us to make periodic payments to the licensors for the licensed rights, including, by way of example, upfront and annual license maintenance fees, royalties based on product sales utilizing the licensed technology, sublicensing royalties, milestone payments based on certain achievements as we conduct trials on the licensed products and progress them through the FDA approval process, and the reimbursement or payment of costs associated with prosecuting the patents subject to these license agreements.

Additionally, our license agreements provide for various performance and achievement milestones to ensure that we devote adequate personnel and financial resources to the commercialization of the licensed patents and processes.  If we do not achieve the milestones in our agreements with The Allegheny-Singer Research Institute and Columbia University, the respective licensor can, with prior notice, elect to terminate the subject license agreement or convert the exclusive worldwide license to a non-exclusive license.  With respect to our license agreement with The Institute Gustave Roussy, we have until November 1, 2010 to achieve net sales or sublicense revenue from products developed with the licensed patents, after which time the licensed rights will become non-exclusive; however, we can request two one-year extensions of the exclusive license with the payment of an additional license fee to the licensor.  Our agreement with The Ohio State University provides that the parties can mutually agree to extend the performance milestones so long as the delay is not a result of lack of capital for development on our part.

From time to time during the term of certain of our material license agreements with third party collaborators we have been in default with respect to our license fee obligations and certain performance milestones such as research and development spending, receipt of certain levels of capital investment, conducting clinical trials and studies or obtaining FDA approval on licensed products.  Although we have received waivers of past defaults from these third party collaborators and amended or modified each of our license agreements to extend our performance obligations and payment terms in order to alleviate prior defaults, we may not be able to obtain waivers of future defaults, were any such defaults to occur, under these agreements and, as a result, our third party collaborators may be able to terminate our license rights or convert our exclusive licenses to a non-exclusive licenses.

Our technologies may not produce safe, efficacious or commercially viable products, which will be critical to our ability to generate revenues from our potential products.

Our technologies are novel approaches to developing vaccines and antibodies as products for the treatment of cancer.  To date, we have not commercialized any vaccines and antibody therapeutic products based on our technologies. Moreover, we are not aware of any commercialized, fully human antibody therapeutic products that have been generated from any technologies similar to ours.  Our vaccines and antibody therapeutic product candidates are still in various stages of development and many are in an early development stage.  We cannot be certain that the cell lines licensed from certain of our third party collaborators on which we depend to produce monoclonal antibodies remain or will remain viable or, in such a case, that acceptable alternative cell lines can be obtained, or that our technologies will generate antibodies against every antigen to which they are exposed in an efficient and timely manner, if at all.  Furthermore, our technologies may not result in product candidates that are safe and efficacious for patients.  Our failure to generate commercial products with our technology would materially harm our business, financial condition and results of operations.

If we do not successfully develop products, or if we cannot achieve commercial success, our business will be materially harmed.

Our development of product candidates, either alone or in conjunction with collaborators, is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:

•	delays or failures in funding, product development, clinical testing or manufacturing;

•	unplanned expenditures in product development, clinical testing or manufacturing;

•	failure in clinical trials or failure to receive regulatory approvals;

•	emergence of superior or equivalent product development technologies or products;

•	disruption in the available supply of animal colonies;

•	inability to manufacture on our own, or through others, product candidates on a clinical or commercial scale;

•	inability to market products due to third party proprietary rights;

•	election by our customers not to pursue product development;

•	failure by our collaborators to develop products successfully; and

•	failure to achieve market acceptance.

Because of these risks, our research and development efforts and those of our collaborators may not result in any commercially viable products.  Our failure to successfully complete a significant portion of these development efforts, to obtain required regulatory approvals or to achieve commercial success with any approved products would materially harm our business, financial condition and results of operations.

Before we commercialize and sell any of our product candidates, we must conduct clinical trials, which are expensive and have uncertain outcomes.

Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any products, we must demonstrate through preclinical testing and clinical trials that our product candidates are safe and effective for use in humans.  We have incurred and will continue to incur substantial expense for, and we have devoted and expect to continue to devote a significant amount of time to preclinical testing.

Completion of clinical trials may take several years or more.  The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product candidate.  We recently completed a Phase I clinical trial of the multivalent HER-2 vaccine technology, which trial had as its primary objective to test for toxicity.  Planning is now underway for the initiation of a Phase II trial of the multivalent HER-2 vaccine technology.  However, many factors may delay our commencement and rate of completion of clinical trials, including:

•	the number of patients that ultimately participate in the trial, which may be affected by the availability of competing therapeutic alternatives;

•	the length of time required to enroll suitable subjects;

•	the duration of patient follow-up that seems appropriate in view of the results;

•	the number of clinical sites included in the trials;

•	changes in regulatory requirements for clinical trials or any governmental or regulatory delays or clinical holds requiring suspension or termination of the trials;

•	delays, suspensions or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site;

•	regulatory policies regarding expedited approval procedures;

•	inability to raise adequate funding;

•	unforeseen safety issues; and

•	inability to manufacture on our own, or through others, adequate supplies of the product candidate being tested.

We have limited experience in conducting and managing clinical trials. We will rely on third parties, including our collaborators, to assist us in managing and monitoring clinical trials.  Our reliance on these third parties may result in delays in completing, or in failure to complete, these trials if the third parties fail to perform under our agreements with them.

Our ability to file IND’s, and to build diversity and scale in our product portfolio, depends to a significant extent on our ability to identify potential product candidates through our preclinical research and to conduct preclinical research efficiently.  Our preclinical or clinical development efforts may not be successfully completed, we may not file further IND’s and clinical trials may not commence as planned.

Our product candidates may fail to demonstrate safety or efficacy in clinical trials.  Failures of clinical trials of any product candidate could delay the development of other product candidates or hinder our ability to obtain additional financing.  In addition, failures in our clinical trials can lead to additional research and development expenses.  Any delays in, or termination of, our clinical trials could impede our ability to commercialize our product candidates and materially harm our business, financial condition and results of operations.

Success in early clinical trials may not be indicative of results obtained in subsequent trials.

Historically, the results from preclinical testing and early clinical trials have often not been predictive of results obtained in later clinical trials. A number of new drugs and biologics have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals.  Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may encounter regulatory delays or rejections as a result of many factors, including: changes in regulatory policy during the period of product development; delays in obtaining regulatory approvals to commence a study; lack of efficacy during clinical trials; or unforeseen safety issues.

We will rely on third party manufacturers, and we may have difficulty conducting clinical trials or commercializing product candidates if a manufacturer does not perform in accordance with our expectations.

We will rely on contract manufacturers to produce future product candidates under good manufacturing practice regulations for use in our clinical trials.  Third party manufacturers may encounter difficulties in scaling up production, including problems involving production yields, quality control and assurance, shortage of qualified personnel, shortage of capacity, compliance with FDA and other applicable regulations, production costs, and development of advanced manufacturing techniques and process controls.  They may not perform as agreed or may not remain in the contract manufacturing business for the time required by us to successfully produce and market our product candidates.  Also, third party manufacturers may have difficulty maintaining compliance with FDA good manufacturing practices or equivalent regulations, or having their facilities pass a pre-license or routine inspection.  Any failure of third party manufacturers to deliver the required quantities of our product candidates for clinical use on a timely basis and at commercially reasonable prices, and our failure to find replacement manufacturers or successfully implement our own manufacturing capabilities, would materially harm our business, financial condition and results of operations.

In connection with the outsourcing of the manufacturing of our antibody therapeutic products, we also may encounter problems with the following:

•	production yields;

•	quality control and assurance;

•	availability of qualified third party manufacturers

•	availability of such manufactures to qualified personnel;

•	availability of raw materials;

•	ongoing compliance with our standard operating procedures;

•	ongoing compliance with FDA and other health authority regulations;

•	production costs; and

•	development of advanced manufacturing techniques and process controls.

We rely almost entirely on third party collaborators for licenses of technology on which we rely for the development of our products and to assist us or share in the costs of product development.

The antibody therapeutic products and the related technologies we are pursuing for commercialization were developed and licensed to us by third party collaborators, including The Ohio State University, Columbia University of New York, The Allegheny-Singer Research Institute and The Institute Gustave Roussy, Paris, France.  We have entered into four license agreements that grant to us certain exclusive worldwide rights to utilize these institutions’ patented processes and products to develop our own product portfolio.  Subject to specific termination provisions, each of these agreements generally extend until the expiration of the patents licensed to Omnimmune or some period after the commercialization of products using the subject patents, whichever is later.

Our strategy for the development and commercialization of antibody therapeutic products depends, in part, upon the formation of collaboration agreements with third parties.  Potential third parties include pharmaceutical and biotechnology companies, technology companies, academic institutions and other entities.  We will rely on these agreements to successfully develop and commercialize product candidates, including for us to:

•	access proprietary target antigens for which we can generate fully human antibody products;

•	fund research, preclinical development, clinical trials and manufacturing;

•	seek and obtain regulatory approvals; and

•	successfully commercialize existing and future product candidates.

Our dependence on licensing, collaboration, manufacturing and other agreements with third parties subjects us to a number of risks.  These agreements may not be on terms that prove favorable to us, and we may afford our collaborators significant discretion in electing whether to pursue any of the planned activities.  Licensing and other contractual arrangements may require us to relinquish our rights to certain of our technologies, products or marketing territories.  To the extent we agree to work exclusively with one collaborator in a given therapeutic area, our opportunities to collaborate with other entities could be curtailed.

We cannot control the amount or timing of resources our collaborators may devote to collaboration, and collaborators may not perform their obligations as expected.  Additionally, business combinations or significant changes in a collaborator’s business strategy may adversely affect a collaborator’s willingness or ability to complete its obligations under the arrangement.  Even if we fulfill our obligations under an agreement, our collaborators may terminate the agreement at any time following proper written notice.  The termination or breach of agreements by our collaborators, or the failure of our collaborators to complete their obligations in a timely manner, could materially harm our business, financial condition and results of operations.  If we are not able to establish further collaboration agreements or any or all of our agreements are terminated, we may be required to seek new collaborators or to undertake product development and commercialization at our own expense.  Such an undertaking may:

•	limit the number of product candidates that we will be able to develop and reduce the likelihood of successful product introduction;

•	significantly increase our capital requirements; and

•	place additional strain on our management’s time.

Potential collaborators may pursue alternative technologies, including those of our competitors, or enter into other transactions that could make collaboration with us less attractive to them.  For example, if an existing collaborator purchases a company that is one of our competitors, that company could be less willing to continue its collaboration with us.  Moreover, disputes may arise with respect to the ownership of rights to any technology or products developed with any current or future collaborator.  Lengthy negotiations with potential new collaborators or disagreements between us and our collaborators may lead to delays in or termination of the research, development or commercialization of product candidates or result in time-consuming and expensive litigation or arbitration.  The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.

We are subject to extensive government regulation, which will require us to spend significant amounts of money, and we may not be able to obtain regulatory approvals, which are required for us to conduct clinical testing and commercialize our future products.

Our potential product candidates will be subject to extensive and rigorous domestic government regulation.  The FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of biopharmaceutical products.  If we market our products abroad, they will also be subject to extensive regulation by foreign governments. Neither the FDA nor any other regulatory agency has approved any of our product candidates for sale in the United States or any foreign market.  The regulatory review and approval process, which includes preclinical studies and clinical trials of each product candidate, is lengthy, expensive and uncertain.  The recent withdrawal of certain approved products from the market may lead to longer review periods by the FDA, particularly for product candidates being reviewed under an accelerated approval process, or may result in requests for more extensive trials or data.

Securing FDA approval requires the submission of extensive preclinical and clinical data, manufacturing data and supporting information to the FDA for each indication to establish the product candidate’s safety and efficacy.  The generation of data supporting the approval process takes many years, requires the expenditure of substantial resources, and may involve post-marketing surveillance and requirements for post-marketing studies.  As we conduct clinical trials for a given product candidate, we may decide or the FDA may require us to make changes in our plans and protocols.  Such changes may relate to, for example, changes in the standard of care for a particular disease indication, comparability of efficacy and toxicity of materials where a change in materials is proposed, or competitive developments foreclosing the availability of expedited approval procedures.  We may be required to support proposed changes with additional preclinical or clinical testing, which could delay the expected time line for concluding clinical trials.  The approval of a product candidate may depend on the acceptability to the FDA of data from clinical trials conducted outside the United States.  Regulatory requirements are subject to frequent change. Delays in obtaining regulatory approvals may:

•	adversely affect the successful commercialization of any drugs that we or our collaborators develop;

•	impose costly procedures on us or our collaborators;

•	diminish any competitive advantages that we or our collaborators may attain; and

•	adversely affect our receipt of revenues or royalties.

Our product candidates may not be approved or may be approved with limitations or for indications that differ from those we initially target.  Even if marketing approval from the FDA is received, the FDA may impose post-marketing requirements, such as:

•
labeling and advertising requirements, restrictions or limitations, such as the inclusion of warnings, precautions, contra-indications or use limitations that could have a material impact on the future profitability of our product candidates;

•	testing and surveillance to monitor our future products and their continued compliance with regulatory requirements; and

•
inspection of products and manufacturing operations and, if any inspection reveals that the product or operation is not in compliance, prohibiting the sale of all products, suspending manufacturing or withdrawing market clearance.

The discovery of previously unknown problems with our future products may result in restrictions of the products, including withdrawal from manufacture.  Additionally, certain material changes affecting an approved product such as manufacturing changes or additional labeling claims are subject to further FDA review and approval.  The FDA may revisit and change its prior determination with regard to the safety or efficacy of our proposed products and withdraw any required approvals after we obtain them.  Even prior to any formal regulatory action requiring labeling changes or affecting manufacturing, we could voluntarily decide to cease the distribution and sale or recall any of our future products if concerns about their safety and efficacy develop.

In their regulation of advertising, the FDA and the Federal Trade Commission (“FTC”) may issue correspondence alleging that particular advertising or promotional practices are false, misleading or deceptive.  The FDA or FTC may impose a wide array of sanctions on companies for such advertising practices.  Additionally, physicians may prescribe pharmaceutical or biologic products for uses that are not described in a product’s labeling or differ from those tested by us and approved by the FDA.  While such “off-label” uses are common and the FDA does not regulate physicians’ choice of treatments, the FDA does restrict a manufacturer’s communications on the subject of “off-label” use.  Companies cannot promote FDA-approved pharmaceutical or biologic products for off-label uses.  If our advertising or promotional activities fail to comply with the FDA’s or FTC’s regulations or guidelines, we may be subject to warnings from, or enforcement action by, the FDA or FTC.

If we fail to comply with applicable FDA and other regulatory requirements at any stage during the regulatory process, we or our third party manufacturers may be subject to sanctions, including:

•	delays;

•	warning letters;

•	fines;

•	clinical holds;

•	consent decrees;

•	product recalls or seizures;

•	changes to advertising;

•	injunctions;

•	refusal of the FDA to review pending market approval applications or supplements to approval applications;

•	total or partial suspension of product manufacturing, distribution, marketing and sales;

•	civil penalties;

•	withdrawals of previously approved marketing applications; and

•	criminal prosecutions.

In many instances we expect to rely on our co-developers to file INDs and generally direct the regulatory approval process for products derived from our technologies.  These co-developers may not be able to or may choose not to conduct clinical testing or obtain necessary approvals from the FDA or other regulatory authorities for any product candidates.  If they fail to obtain required governmental approvals, we will experience delays in or be precluded from marketing or realizing the commercial benefits from the marketing of products derived from our technologies.  In addition, our failure to obtain the required approvals would preclude the commercial use of our products.  Any such delays and limitations may materially harm our business, financial condition and results of operations.

If we are unable to manufacture our product candidates in compliance with current good manufacturing practices requirements and applicable regulations, we will not be able to commercialize our product candidates.

Our collaborators are required to comply with the applicable FDA current good manufacturing practice, or “cGMP” regulations and the requirements of other regulatory authorities.  Good manufacturing practice regulations include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation.  Manufacturing facilities, including any future facility we may obtain or secure, must pass a pre-license inspection by the FDA before initiating commercial manufacturing of any antibody therapeutic products.  Our collaborators’ failure to pass a pre-license inspection by the FDA could delay or prevent the approval of our product candidates.  In addition, the FDA enforces post-marketing regulatory requirements such as cGMP requirements, through periodic unannounced inspections.  We do not know whether our collaborators will pass any FDA inspections.  Failure to pass an inspection could disrupt, delay or shut down our manufacturing operations.  In addition, cGMP requirements are constantly evolving and new or different requirements may apply in the future.  Our collaborators may not be able to comply with applicable cGMP requirements and other regulatory requirements.  Our collaborators’ failure to comply with these requirements could delay or prevent the approval of our product candidates and would materially harm our business, financial condition and results of operations.

If our future products do not gain market acceptance among the medical community, our revenues might not be sufficient to support our operations.

Our potential product candidates may not gain market acceptance among physicians, patients, third party payors and the medical community.  We may not achieve market acceptance even if clinical trials demonstrate safety and efficacy, and the necessary regulatory and reimbursement approvals are obtained.  The degree of market acceptance of any product candidates that we develop will depend on a number of factors, including:

•	establishment and demonstration of clinical efficacy and safety;

•	cost-effectiveness of our product candidates;

•	their potential advantage over alternative treatment methods;

•	reimbursement policies of government and third party payors; and

•	marketing and distribution support for our product candidates, including the efforts of our collaborators where they have marketing and distribution responsibilities.

Physicians will not recommend therapies using our product candidates until such time as clinical data or other factors demonstrate the safety and efficacy of such procedures as compared to conventional drug and other treatments.  Even if we are able to establish the clinical safety and efficacy of therapies using our antibody product candidates, physicians may elect not to recommend the therapies for any number of other reasons, including whether the mode of administration of our antibody products is effective for certain indications.  Antibody products, including our potential product candidates as they would be used for certain disease indications, are typically administered by infusion or injection, which requires substantial cost and inconvenience to patients.  Our product candidates, if successfully developed, will compete with a number of drugs and therapies manufactured and marketed by major pharmaceutical and other biotechnology companies.  Our product candidates may also compete with new products currently under development by others.  Physicians, patients, third party payors and the medical community may not accept or utilize any product candidates that we or our collaborators develop.  The failure of our potential products to achieve significant market acceptance would materially harm our business, financial condition and results of operations.

We do not have marketing and sales experience, which may require us to rely on others to market and sell our potential products and may make it more challenging for us to commercialize our product candidates.

We do not have marketing, sales or distribution experience or capability with respect to our diagnostic and therapeutic product candidates.  We intend to enter into arrangements with third parties to market and sell most of our diagnostic and therapeutic products candidates when we commercialize them.  These efforts may not be successful.  If we choose not to, or are unable to, enter into third party arrangements, we will need to develop sufficient marketing and sales capabilities, which may need to be substantial, in order to achieve commercial success for any product candidate approved by the FDA.  We may not successfully develop marketing and sales capabilities or have sufficient resources to do so.  If we do develop such capabilities, we will compete with other companies that have experienced and well-funded marketing and sales operations.  Our failure to enter into successful marketing arrangements with third parties and our inability to conduct such activities ourselves would materially harm our business, financial condition and results of operations.

Risks Related to Intellectual Property

We may not be able to adequately protect our proprietary rights, which would have a negative impact on our operations.

Our ability to compete partly depends on the superiority, uniqueness and value of our technology, including both internally developed technology and technology licensed from third parties.  To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Our success depends in part on our ability to:

•	enter into exclusive license arrangements for the intellectual property on which our technology is based;

•	obtain patents;

•	protect trade secrets;

•	operate without infringing the proprietary rights of others and defend ourselves from any allegation that we have done so; and

•	prevent others from infringing our proprietary rights.

We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.  We attempt to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.  However, the patent position of biotechnology companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether our patent applications will be approved or any resulting patents will be enforced.  In addition, third parties may challenge, seek to invalidate or circumvent any of our patents, once they are issued.  Thus, any patents that we own or license from third parties may not provide any protection against competitors and our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology.  Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued.  Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against the development and design by others of products or technologies similar to or competitive with, or superior to those we develop.  The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

In addition, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries.  If we are unable to adequately protect our proprietary rights, then it would have a negative impact on our operations.

In addition to patents, we rely on trade secrets and proprietary know-how.  We seek protection, in part, through confidentiality and proprietary information agreements.  These agreements may not provide meaningful protection for our technology or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information, and, in addition, the parties may breach such agreements.  Also, our trade secrets may otherwise become known to, or be independently developed by, our competitors.  Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed.

We may face challenges from third parties regarding the validity of our patents and proprietary rights, or from third parties asserting that we are infringing their patents or proprietary rights, which could result in litigation that would be costly to defend and could deprive us of valuable rights.

Parties have conducted research for many years in the antibody immunotherapy and cancer vaccine fields.  This research has resulted in a substantial number of issued patents and an even larger number of pending patent applications.  The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made.  Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.  Our technologies may unintentionally infringe the patents or violate other proprietary rights of third parties.  Such infringement or violation may prevent us and our collaborators from pursuing product development or commercialization.  Such a result could materially harm our business, financial condition and results of operations.

Extensive litigation regarding patents and other intellectual property rights has been common in the biotechnology and pharmaceutical industries.  The defense and prosecution of intellectual property suits, United States Patent and Trademark Office interference proceedings, and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions.  As a result, such proceedings are costly and time-consuming to pursue and their outcome is uncertain.  Litigation may be necessary to:

•	enforce patents that we own or license;

•	protect trade secrets or know-how that we own or license; or

•	determine the enforceability, scope and validity of the proprietary rights of others.

Our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel.  An adverse determination may subject us to loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties.  An adverse determination in a judicial or administrative proceeding, or a failure to obtain necessary licenses, may restrict or prevent us from manufacturing and selling our products, if any.

If patent applications for our owned, licensed, or future developed therapeutic products or technologies do not result in issued patents containing sufficiently broad claims, we may be limited in our ability to prevent competition and earn revenues using our products or technologies.

We cannot predict which of our patent applications or our licensor’s applications will result in the granting of patents, the scope of claims in any patent that is granted, or the timing of the granting of patents.  During examination, the U.S. PTO might conclude that the claimed technology in our patent applications does not meet statutory requirements for patentability.  Even if our claims are found to be patentable, if the same or similar claims are also granted to a third party, we may not be established as first to invent, in which case we would not be granted a patent.  In this event, a prevailing party may require us or our collaborators to stop pursuing a potential product or to negotiate a costly license arrangement to pursue the potential product.  We may not be able to obtain a license from the prevailing party on acceptable terms, or at all.

We may be subject to claims that we have infringed the proprietary rights of others, which could require us to obtain a license.

Although we do not believe that any of our proposed products infringe the proprietary rights of others, we can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.  Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities.  In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our proposed products.  If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute.  Costs associated with these arrangements may be substantial and may include ongoing royalties.  Furthermore, we may not be able to obtain the necessary licenses on reasonable terms, or at all, which could force us to change our designs.  These outcomes could materially harm our business, financial condition and results of operations.

Risks Related to Our Industry

Our industry is subject to rapid technological change, and if we are not successful in responding to such changes, our business will be negatively impacted.

The market for vaccines, monoclonal antibodies and gene-based products is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent release of new products and enhancements of existing products.  Our success will depend in significant part on our ability to enhance our technology and our products continually in response to both evolving demands of the marketplace and competing products.  If we are not successful in doing so, our business would be negatively impacted.

We face intense competition and rapid technological change, and if we fail to develop products that keep pace with new technologies and that gain market acceptance, our product candidates or technologies could become obsolete.

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change.  We face competition in several different forms.  Our diagnostic and immunotherapy generation activities currently face competition from several companies and technologies.  In addition, the product candidates that we or our collaborators are developing also face competition.  Finally, we compete with companies that currently offer diagnostic and immunotherapy production services, and may compete with companies that currently only manufacture their own diagnostic and immunotherapy products but could offer diagnostic and immunotherapeutic production services to third parties.

We are aware of several pharmaceutical and biotechnology companies that are actively engaged in research and development in areas related to diagnosis and immunotherapy.  Many of these companies have commenced clinical trials of diagnostic and immunotherapeutic product candidates or have successfully commercialized diagnostic and immunotherapeutic products for use on their own or in combination therapies.  Many of these companies are addressing the same diseases and disease indications, as we or our collaborators are.

We compete with companies that offer the services of generating molecular probes and monoclonal antibodies for gene-based diagnostics and antibody-based therapeutics respectively.  These competitors have specific expertise or technology related to genetic and antibody development and introduce new or modified technologies from time to time.

Many of these companies and institutions, either alone or together with their collaborators or collaborators, have substantially greater financial resources and larger research and development staffs than we do.  In addition, many of these competitors, either alone or together with their customers or collaborators, have significantly greater experience than we do in:

•	developing products;

•	undertaking preclinical testing and human clinical trials;

•	obtaining FDA and other regulatory approvals of products; and

•	manufacturing and marketing products.

Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or commercializing products before we do. If we commence commercial product sales, we will be competing against companies with greater marketing and manufacturing capabilities, areas in which we have limited experience.

We also face, and will continue to face, competition from academic institutions, government agencies and research institutions.  There are numerous competitors working on products to diagnose and treat the diseases for which we are seeking to develop diagnostic and therapeutic products.  In addition, any product candidate that we successfully develop may compete with existing diagnostics and therapies that have long histories of safe and effective use.  Competition may also arise from:

•	other drug development technologies and methods of preventing or reducing the incidence of disease;

•	new small molecules; or

•	other classes of diagnostic and therapeutic agents.

Developments by competitors may render our product candidates or technologies obsolete or non-competitive.  We face and will continue to face intense competition from other companies for agreements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, and for licenses to proprietary technology.  These competitors, either alone or with their collaborators, may succeed in developing technologies or products that are more effective than ours.

We face uncertainty over reimbursement and healthcare reform, which, if determined adversely to us, could seriously hinder the market acceptance of our products.

In both domestic and foreign markets, sales of our product candidates will depend in part upon the availability of reimbursement from third party payors, such as government health administration authorities, managed care providers and private health insurers.  Third party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.  In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products.  Adequate third party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.  In addition, domestic and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare, which could further limit reimbursement for pharmaceuticals.  The failure of government and third party payors to provide adequate coverage and reimbursement rates for our product candidates could adversely affect the market acceptance of our products.  The failure of our products to receive market acceptance would materially harm our business, financial condition and results of operations.

We may experience pressure to lower the prices of any prescription pharmaceutical products we are able to obtain approval for because of new and/or proposed federal legislation.

Federal legislation, enacted in December 2003, has added an outpatient prescription drug benefit to Medicare, effective January 2006.  In the interim, Congress has established a discount drug card program for Medicare beneficiaries.  Both benefits will be provided primarily through private entities, which will attempt to negotiate price concessions from pharmaceutical manufacturers.  These negotiations may increase pressures to lower prices.  While the new law specifically prohibits the United States government from interfering in price negotiations between manufacturers and Medicare drug plan sponsors, some members of Congress are pursuing legislation that would permit the United States government to use its enormous purchasing power to demand discounts from pharmaceutical companies, thereby creating de facto price controls on prescription drugs.  In addition, the new law contains triggers for Congressional consideration of cost containment measures for Medicare in the event Medicare cost increases exceed a certain level.  These cost containment measures could include some sorts of limitations on prescription drug prices.  The new legislation also modified the methodology used for reimbursement of physician administered and certain other drugs already covered under Medicare Part B.  This new methodology would likely apply to certain of our products if and when commercialized.  Experience with new reimbursement methodology is limited, and could be subject to change in the future.  Our results of operations could be materially harmed by the different features of the Medicare prescription drug coverage legislation, by the potential effect of such legislation on amounts that private insurers will pay for our products and by other healthcare reforms that may be enacted or adopted in the future.

Risks Related to our Finances

Omnimmune’s auditors have substantial doubts as to our ability to continue as a going concern.

The auditor’s report on each of our financial statements for the years ended December 31, 2005, 2006 and 2007 expresses an opinion that substantial doubt exists as to whether Omnimmune can continue as an ongoing business.  Because Omnimmune has been issued an opinion by its auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development and commercialization of our products.  We may seek additional funds through private placements of equity or the incurrence of additional debt.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We are an early stage company without commercial diagnostic and therapeutic products, and we cannot assure you that we will develop sufficient revenues in the future to sustain our business.

You must evaluate us in light of the uncertainties and complexities present in an early stage biotechnology company. All of our product candidates are in early stages of development.  We will need to make significant additional investments in research and development, preclinical testing, clinical trials, and regulatory, and sales and marketing activities, to commercialize any future product candidates.  Our product candidates, if successfully developed and approved for marketing, may not generate sufficient or sustainable revenues to enable us to be profitable.

We anticipate losses for the immediate future and may not achieve profitability.

We anticipate incurring losses in the immediate future as a result of our research and development costs and manufacturing start-up costs, including costs associated with conducting preclinical development and clinical trials, which will continue to be substantial and there can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow.  We intend to invest significantly in our product candidates prior to entering into licensing agreements.  This will increase our need for capital and will result in losses for at least the next several years.  We expect that the amount of operating losses will fluctuate significantly from quarter to quarter as a result of increases or decreases in our research and development efforts, the execution or termination of licensing, manufacturing and other contractual arrangements, the progress or lack of progress of product development candidates in our collaboration with third parties, the initiation, success or failure of clinical trials and whether any of our product candidates, achieve commercial success.

We are currently unprofitable and may never be profitable, and our future revenues could fluctuate significantly.

Since our founding, we have funded our research and development activities primarily from loans from our founders, private placements of our securities and issuing promissory notes for the payment of certain advisors and consultants.  To date, we have generated no revenue and have been unable to pay any significant amount of our outstanding liabilities.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to our financial statements for each of the last three years ended December 31, 2007.

We expect that future revenue will be in the form of payments under licensing and other agreements in the form of license fees, milestone payments, reimbursement for research and development expenses, and option fees.  Payments under our any future collaboration agreements will be subject to significant fluctuation in both timing and amount.  Our revenues may not be indicative of our future performance or of our ability to continue to achieve contractual milestones.  Our revenues and results of operations for any period may also not be comparable to the revenues or results of operations for any other period.  Our revenues for any period may not be sufficient to cover our operating costs. We may not be able to:

•	enter into further co-development, licensing, manufacturing or other agreements;

•	successfully complete preclinical development or clinical trials;

•	obtain required regulatory approvals;

•	successfully manufacture or market product candidates; or

•	generate any revenues or profitability.

Our failure to achieve any of the above goals would materially harm our business, financial condition and results of operations.

We will require additional financing, and an inability to raise the necessary capital or to do so on acceptable terms would threaten the continued success of our business.

We will continue to expend substantial resources to support acquisition of technologies and research and development including costs associated with preclinical development and future clinical trials.  Regulatory and business factors will require us to expend substantial funds in the course of completing required additional development, preclinical testing and clinical trials of, and attaining regulatory approvals for, product candidates.  The amounts of expenditures that will be necessary to execute our business plan are subject to numerous uncertainties that may adversely affect our liquidity and capital resources.  Our future liquidity and capital requirements will depend on many factors, including:

•	the scope and results of preclinical development and clinical trials;

•	the retention of existing and establishment of further co-development, licensing, manufacturing and other agreements, if any;

•	continued scientific progress in our research and development programs and the size and complexity of these programs;

•	the cost of conducting commercialization activities and arrangements;

•	the time and expense involved in seeking regulatory approvals;

•	competing technological and market developments;

•	the time and expense of filing and prosecuting patent applications, and enforcing and defending against patent claims;

•	our investment in, or acquisition of, other companies;

•	the amount of product or technology in-licensing in which we engage;

•	the extent and duration of market exclusivity we can command for our products, through patent and regulatory laws; and

•	other factors not within our control.

To date, we have sold only 707,200 Units of the 3,200,000 Units we are attempting to sell pursuant to the Offering.  If we sell all of the remaining 2,492,800 Units offered in the Offering, then we believe that we will have sufficient capital to meet our operating and capital requirements for at least 12 months from the date of the initial closing of the Offering.  However, because of the uncertainties in our business, including the uncertainties listed above, we cannot assure you that such capital will in fact last for 12 months.  If we do not sell the remaining Units in the Offering, then we believe that the gross proceeds from the initial closing of the Offering will only meet our operating and capital requirements for the next three months.

Even if we sell all of the Units (including the over-allotment) in the Offering, we will likely need to obtain additional financing after 12 months and possibly before.  When we need additional funds, we may choose to raise additional funds through public or private equity or debt financing, licensing and other agreements, a bank line of credit, asset sales or other arrangements.  However, we cannot be sure that any additional funding, when needed, will be available on terms favorable to us or at all.  Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt financing, if available, may subject us to restrictive covenants and significant interest costs.  We may also choose to obtain funding through licensing and other contractual arrangements.  Such agreements may require us to relinquish our rights to certain of our technologies, products or marketing territories.  Our failure to raise capital when needed would harm our business, financial condition and results of operations.

Other Risks Related to Our Company

The future growth and success of our business could strain our resources and will depend on our ability to continue to attract and retain our employees and consultants.

We are highly dependent on Harris A. Lichtenstein, Ph.D., our President and Chief Executive Officer Alexander Krichevsky, Executive Vice President and Director of Research & Development of Omnimmune Corp. These individuals are integral to the development and integration of our technologies and to our present and future scientific collaborations, including managing the complex research processes and the product development and potential commercialization processes.  Given their leadership, extensive technical and scientific expertise, these individuals would be difficult to replace.  Consequently, the loss of services of one or more of these individuals could result in product development delays or the failure of our collaborations with current and future collaborators, which, in turn, may hurt our ability to develop and commercialize products and generate revenues.

Our future success depends on our ability to attract, retain and motivate highly qualified management and scientific, development and commercial personnel and advisors.  If we are unable to attract and retain key personnel and advisors, it may negatively affect our ability to successfully develop, test and commercialize our product candidates.

We expect to grow at a rate that will place a significant strain on our managerial, operational and financial resources.  To manage this growth, we will have to develop and install operational and financial systems, as well as hire additional qualified scientific, quality control and operations personnel. We may also need to hire personnel with expertise in clinical testing, government regulation, law and finance. Attracting and retaining qualified personnel will be critical to our success. We may not be able to attract and retain personnel on acceptable terms given the competition for such personnel among biotechnology, pharmaceutical and healthcare companies, universities and non-profit research institutions. The inability to attract and retain qualified personnel could materially harm our business, financial condition and results of operations.

We may elect to grant stock options at the current market price, pay higher cash compensation or provide some combination of these alternatives to retain and attract qualified employees, but we cannot be sure that any of these actions would be successful. In addition, the issuance of stock options may be dilutive to existing stockholders.  We may have difficulty attracting and retaining qualified personnel if we are unable to obtain stockholder approval for any new equity compensation plan as may be required to make equity compensation available.  In addition, the expensing of stock options and other stock-based awards, which is required since January 1, 2006 will increase any net losses or decrease any net income recorded in any given period and could affect the price that investors might be willing to pay in the future for shares of our common stock.

As a result of these factors, we may have difficulty attracting and retaining qualified personnel, which could materially harm our business, financial condition and results of operations.

We face product liability risks for which we do not currently maintain insurance and may not, in the future, be able to obtain adequate insurance, and if we are held liable for an uninsured claim or a claim in excess of our insurance limits, our business, financial condition and results of operations may be harmed.

The use of any of our product candidates in clinical trials and the sale of any approved products may expose us to liability claims resulting from such use or sale.  Consumers, healthcare providers, pharmaceutical companies or others selling such products might make claims of this kind.  We may experience financial losses in the future due to product liability claims.  We do not currently carry insurance coverage for product liability claims.  At the time we procure our own laboratory facilities or begin conducting clinical trials, we plan to obtain limited product liability and contractual liability insurance coverage for our activities.  We may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.  If third parties bring a successful product liability claim or series of claims against us for uninsured liabilities or in excess of insured liabilities, our business, financial condition and results of operations may be materially harmed.

Our operations involve hazardous materials, and we could be held responsible for any damages caused by such materials.

Our research activities involve the controlled use of hazardous materials.  In addition, although we will maintain insurance for harm to employees and to our facilities caused by hazardous materials, we do not insure against any other harm (including harm to the environment) caused by the use of hazardous materials on our premises.  We cannot eliminate the risk of accidental contamination or injury from these materials.  In the event of an accident or environmental discharge, we may be held liable for any resulting damages, which may exceed our financial resources and may materially harm our business, financial condition and results of operations.

Our business is subject to economic, political, and other risks associated with international operations.

Our business is subject to risks associated with doing business internationally.  Accordingly, our future results could be harmed by a variety of factors, including changes in foreign currency exchange rates, changes in the political or economic conditions in the counties we will do business, trade-protection measures and import or export licensing requirements, delays in shipping of our product, potential labor activism, inclement weather overseas, difficulty in managing widespread manufacturing operations, or less effective protection of intellectual property.

We have a limited operating history, and therefore it is difficult to accurately make projections and forecasts.

We are an early stage company in that we are devoting substantial efforts to establishing a new business that has not yet generated significant revenues.  As a result, we have no reliable objective operating history upon which to base projections and forecasts.

As an early stage company, we are subject to many unforeseen business risks.

The market for cancer diagnostic and antibody therapeutic products is in its infancy.  As a result, we may be subject to risks that we have not foreseen or fully appreciated.  We are subject to all the risks inherent in a small company seeking to develop, market, and distribute new products.  The likelihood of our succeeding must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with developing, introducing, marketing, and distributing new products or in a competitive environment.  We cannot guarantee that we will achieve our goals or meet our projections.

Development delays or cost overruns may negatively affect our operating results.

We have experienced development delays in our development efforts in the past and we may encounter such problems in the future.  Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

Our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of Common Stock, which gives them significant control over certain major decisions on which our stockholders may vote and may discourage an acquisition of us.

Our executive officers, directors and affiliated persons beneficially own, in the aggregate, after the Merger and the initial closing of the Offering (but excluding any over-allotment), on a fully diluted basis, 39.32% of Common Stock.  The interests of our current officers and directors may differ from the interests of other stockholders.  As a result, these current officers, directors and affiliated persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may experience difficulty in the integration of any future acquisition with the operations of our business.

We may from time to time seek to expand our business through corporate acquisitions. Our future acquisition of companies and businesses and expansion of operations, involve risks such as the following:

•	the potential inability to identify target companies best suited to our business plan;

•	the potential inability to successfully integrate acquired operations and businesses and to realize anticipated synergies, economies of scale or other expected value;

•	incurrence of expenses attendant to transactions that may or may not be consummated; and

•	difficulties in managing and coordinating operations at multiple venues, which, among other things, could divert our management’s attention from other important business matters.

In addition, future acquisitions of companies and businesses and expansion of operations may result in dilutive issuances of equity securities, the incurrence of additional debt, U.S. or foreign tax liabilities, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense or other charges to expense.

Risks Related to Our Common Stock

We may be unable to register all of the Common Stock and warrants sold in the Offering, and any rescission by such investors or an offer of rescission mandated by the SEC would result in a material adverse effect to us.

In conjunction with the closing of the Merger, we conducted an Offering of up to 3,200,000 Units (which does not take into account possible over-allotment subscriptions of 480,000 Units), at an offering price of $2.50 per Unit, which consisted of one share of Common Stock and a warrant to purchase one share of Common Stock for $5.00 per share.  In conjunction with the Offering, we entered into a registration rights agreement with each investor and the placement agent.  Under the registration rights agreement, we are obligated to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) that covers all of the Common Stock and shares of Common Stock underlying the warrants included in the Units sold in the Offering and to use our best efforts to have such “resale” registration statement declared effective by the SEC as set forth therein.  Nevertheless, it is possible that the SEC may not permit us to register all of such shares of Common Stock for resale.  In certain circumstances, the SEC may take the view that the private placement requires us to register the issuance of the securities as a primary offering.  Without sufficient disclosure of this risk, rescission of the private placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us.  To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act as such rule applies to resale registration statements.  If we are unable to register some or all of the Common Stock, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144 which will permit the resale of securities following twelve months after an issuer is no longer considered a “shell” company and meets certain disclosure obligations.  We anticipate that this date will be twelve months after the filing date of this Form 8-K

If we do not comply with registration rights granted to certain holders of our restricted securities, we may be required to pay liquidated damages to such holders.

 We intend to file a “resale” registration statement with the SEC covering all shares of Common Stock issued in connection with the Offering, including shares of Common Stock into which any warrants are exercisable, no later than 90 days after the final closing date of the Offering or the Termination Date (as defined in the registration rights agreement), whichever occurs later.  We will use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final closing date of the Offering or the Termination Date, whichever occurs later, and to maintain its effectiveness until such time as all securities registered under the registration statement have been sold or are otherwise able to be sold under Rule 144 of the Securities Act without regard to volume limitations, whichever is earlier.  We cannot assure you that we will be able to obtain or maintain such effective registration statement.  If the “resale” registration statement is not timely filed or timely declared effective by the SEC, we will be required to pay each holder liquidated damages in an amount equal to 1.0% of the aggregate purchase price paid by each investor for each one month period until the registration statement is either filed or declared effective.  The liquidated damages will be payable monthly in either cash or additional shares of Common Stock, as determined by the Company.  In addition, there are other issues affecting the liquidity of the securities required to be included in the “resale” registration statement.

Following the Merger, our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	announcements of technological innovations and discoveries by us or its competitors;

•	developments concerning any research and development, clinical trials, manufacturing, and marketing collaborations;

•	new products or services that us or its competitors offer;

•	the initiation, conduct and/or outcome of intellectual property and/or litigation matters;

•	changes in financial estimates by securities analysts;

•	changes in the economic performance and/or market valuations of other biotechnology companies;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•
limited “public float” following the Merger, shares of our Common Stock are in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for Common Stock;

•	sales of Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Offering,);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	announcement of or loss of any strategic relationship;

•	regulatory developments in the United States and other countries;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

The stock market in general has recently experienced relatively large price and volume fluctuations.  In particular, market prices of securities of biotechnology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of our Common Stock is low.  These market fluctuations may also materially and adversely affect the market price of Common Stock.

To date there has been no liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock might become.  Following the Merger, we anticipate having our Common Stock quoted for trading on the OTC Bulletin Board with a new trading symbol, however, we cannot be sure that such quotation will be obtained promptly, if at all.  As soon as is practicable, we anticipate applying for listing of our Common Stock on The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards of The NASDAQ Capital Market or any other stock exchange, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on NASDAQ or other exchange.  Should our Common Stock remain listed on the OTC Bulletin Board or ever be suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.  Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

The merger is intended to qualify as a tax-free reorganization; however, no ruling to that effect has been requested or obtained from the IRS, and there is no tax opinion being given by any law firm.

The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code.  However, no ruling to that effect has been requested or obtained from the Internal Revenue Service (“IRS”) and there is no tax opinion being given by any law firm.  There is no assurance that the IRS will not challenge the tax treatment of the transaction.  If the Merger does qualify as a tax-free reorganization, you will not recognize gain or loss for federal income tax purposes upon the exchange of you shares of Omnimmune Corp. common stock for Company common stock.  The tax consequences of the Merger to you will depend on the facts of your own situation.  You are advised to consult your tax advisor as to the tax consequences of the Merger to you.

Following the Merger, our Common Stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Following the Merger, our Common Stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If stockholders sell substantial amounts of the Common Stock in the public market, including shares issued in the Offering upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, it could cause the market price of the Common Stock could fall.  This could make more difficult to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  Approximately 7,872,535 shares of Common Stock and Common Stock equivalents (underlying warrants, options and convertible debt) issued to certain significant stockholders of Omnimmune in the Merger will be subject to a lock-up agreement prohibiting sales of such shares for a period of nine (9) months following the Merger.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.  If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Because Omnimmune Corp. has merged with a public company as a result of the Merger and not through a traditional underwritten initial public offering of securities, the Company may not attract the attention of major brokerage firms.  Additionally, as a public company, we will incur substantial expenses.

As a result of the Merger, Omnimmune Corp. has merged with a publicly-traded company and, accordingly, will be subject to the information and reporting requirements of the United States securities laws.  The costs to public companies of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we were a privately-held company.  Security analysts of major brokerage firms may not provide coverage of the Company.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Substantial future issuances and sales of our Common Stock, the exercise and sale of our Common Stock underlying our warrants or options, or the conversion and sale of our Common Stock underlying our convertible promissory notes could depress our stock price.

The market price for our Common Stock could decline, perhaps significantly, as a result of issuances of a large number of shares of our Common Stock in the public market or even the perception that such issuances could occur.  Under certain registration rights agreements and a tag-along rights agreement outstanding, certain holders of outstanding shares of our Common Stock and other securities have demand and other registration rights with respect to the Common Stock held or upon conversion of the underlying security.  Sales of a substantial number of these shares of Common Stock, or the perception that holders of a large number of shares intend to sell their shares, could depress the market price of our Common Stock.  The existence of such registration rights could also make it more difficult for us to raise funds through future offerings of our equity securities.

As of the initial closing of the Offering, we issued warrants to investors to acquire 707,200 shares of Common Stock (out of a total aggregate of up to 3,200,000 warrants) and warrants to the placement agent to acquire 141,440 shares of Common Stock, which is an aggregate of 848,640 shares of Common Stock underlying such warrants that, if exercised and sold, could cause the market price for our Common Stock to decline, perhaps significantly.  Furthermore, if we close on the remaining 2,492,800 Units of the Offering (excluding any over-allotment subscriptions), in which we would issue warrants to investors to acquire 2,492,800 shares of Common Stock and warrants to the placement agent to acquire 498,560 shares of Common Stock, which is an aggregate of 2,991,360 additional shares of Common Stock underlying such warrants.  We also have warrants outstanding to investors to acquire an additional 307,460 shares of Common Stock, which include warrants underlying certain convertible promissory notes.  If all, or a substantial part of these warrants, were exercised and the underlying Common Stock sold, then it could also cause the market price for our Common Stock to decline, perhaps significantly.

We have granted options to purchase Common Stock in the aggregate amount of 2,250,000 shares.  All of these stock options are currently eligible to be exercised, although such options are currently subject to a lock-up period of nine months from August 7, 2008.  After the lock-up period expires, if all or a substantial part of these stock options were exercised and the underlying Common Stock sold, then it could also cause the market price for our Common Stock to decline, perhaps significantly.

We have convertible promissory notes outstanding which have the right to convert into an aggregate amount of 859,360 shares of Common Stock based on certain Company financing acceleration triggers.  If all or a substantial part of these convertible promissory notes were triggered and then were exercised and the underlying Common Stock sold, then it could also cause the market price for our Common Stock to decline, perhaps significantly.

There are issues impacting liquidity of the securities issued in the Offering with respect to the SEC’s potential review of our resale registration statement.

We have agreed pursuant to a registration rights agreement to register all of the shares of Common Stock sold pursuant to the Offering as well as shares of Common Stock issuable upon exercise of the warrants sold pursuant to the Offering.  We cannot control this registration process in all respects as some matters are outside our control.  Even if we are successful in causing the effectiveness of the registration statement, there can be no assurances that the occurrence of subsequent events may preclude our ability to maintain the effectiveness of the registration statement.  Any of the foregoing items could have adverse effects on the liquidity of the securities issued in the Offering.  While we would be subject to liquidated damages in favor of investors should we fail to timely file the registration statement and/or cause its timely effectiveness, such penalties may be for value less than the losses incurred to investors due to such failure.

In addition, the SEC has recently expressed concerns in several comment letters to various issuers that question the ability of an issuer to rely on Rule 415 under the Securities Act in situations where a certain percentage of shares are being registered for resale on behalf of purchasers in PIPE transactions (private investment in public equities) relative to the outstanding float of the issuer.  The SEC may issue us a similar comment letter following the filing of our registration statement due to the significant number of shares of Common Stock that we are required to register in the resale registration statement.  The SEC may require as a condition to the declaration of effectiveness of the registration statement that we reduce or “cut back” the number of shares of Common Stock to be registered in such registration statement.  The registration rights agreement provides for a cut back procedure pursuant to which the Registerable Securities (as defined in such registration rights agreement) that are held by investors in the Offering are the last of the securities to be cut back and excluded from the registration statement.  We have agreed to file a subsequent registration statement to cover the resale of any cut back securities as soon as may be permitted by the SEC.  The result of the foregoing is that an investor’s liquidity in our Common Stock may be adversely affected in the event the SEC requires us to cut back the securities as a condition to allow the Company to rely on Rule 415 with respect to the resale registration statement.  An investor may need to rely on Rule 144 under the Securities Act with respect to the resale of the securities purchased in the Offering, which rule contains conditions and limitations which may or may not be available to an investor at the time he elects to sell the securities.  In order to rely on Rule 144, investors who are not affiliates of the Company will, among other things, need to hold their shares of our Common Stock for at least one year following purchase and with respect to our Common Stock underlying the warrants, to hold the shares of Common Stock for a period of one year following exercise of the warrant.  In addition, in the event that we have failed to register the shares of Common Stock underlying a warrant within one year from the date of issuance, then the cashless exercise provision as contained in the Placement Agent Warrants only shall be in effect.  The likely effect of the cashless exercise right is that the holding period for Rule 144 purposes would commence following the granting of the cashless exercise right, so that shares of Common Stock issuable upon exercise of the warrant may be eligible for resale under Rule 144 one year following the granting of such right.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

           Following the Merger, Omnimmune Corp. is our only operating subsidiary.  This discussion and analysis should be read in conjunction with the financial statements and notes thereto, and other financial information, appearing in this Current Report.  With respect to this discussion, the terms “we,” “us,” “our” and the “Company” are to Omnimmune Holdings, Inc. and its operating subsidiary Omnimmune Corp.

Overview

We are the holding company for a development-stage biotechnology company integrating complementary cancer therapeutic, diagnostic and prognostic technologies.  Our mission is to provide a comprehensive and personalized approach to the clinical management of cancer through improved diagnostic, prognostic and therapeutic interventions.  Our operating subsidiary, Omnimmune Corp., has acquired platform monoclonal antibody technologies and licensed rights to monoclonal antibodies, cell lines (as discussed below) and a multivalent cancer vaccine targeting two epitopes of HER-2, validated tumor associated antigens(as discussed below).  The vaccine has completed a Phase I NCI sponsored clinical trial.  We plan to sponsor Phase II and III trials and market the vaccine in collaboration with others.  We believe the core technology utilized in the development of this multivalent vaccine represents a platform for the development of additional vaccines.

We intend to play a leading role in the development of personalized cancer treatment with the selection of prophylactic and therapeutic vaccines (active immunization), monoclonal antibodies (passive immunization) and gene-based products, which target a hormone called human chorionic gonadotropin (“hCG”).  Appropriate patient-specific passive immunotherapies will be based upon a patient’s own sequences of hCGb (human chorionic gonadotropin beta subunit), and its gene products (mRNA).  HCGß and its genes have been detected in a majority of cancers studied to date, and is a well validated tumor marker.  On this basis, we believe that hCG has enormous potential as a target for the diagnosis and treatment of cancer patients.  The application of appropriate patient-specific immunotherapy will be based upon the genetic expression and translation of a patient’s own subunit marker(s), as determined by our combined immuno-genetic cancer diagnostic and prognostic systems.  We plan an immuno-genetic companion diagnostic trial for late 2008, the results of which we expect will be a prelude to the development of a widely applicable diagnostic system for the diagnosis, prognosis and determination of recurrence.  We plan to conduct a Phase I trial with its lead candidate anti-hCGb monoclonal antibodies based upon the results of the diagnostic trial.

We believe that this customized diagnostic-therapeutic coupling approach represents a new paradigm for targeted therapy, and will significantly alter the way in which cancer patients will be managed in the future.

Our objective is to be a leader in the implementation (reduction to practice) of previously discovered and characterized vaccines and monoclonal antibodies, discovery, development and commercialization of new monoclonal antibodies for diagnostic, prognostic and therapeutic (passive immunization) purposes, as well as gene-based products targeting hCG.

We have rights to issued patents or pending patent applications covering these technologies, which are discussed under “Technology and Intellectual Property” in this Current Report.

Results of Operation

We have yet to establish any history of profitable operations.  We have incurred operating losses of $2,768,669 and $1,076,266 for the years ended December 31, 2007 and December 31, 2006, respectively.  As a result, as of December 31, 2007, we have an accumulated deficit of $13,348,127.

We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful completion of our research and development programs, and the subsequent commercialization of the results or of products derived from such research and development efforts from our patents and patents pending and those licensed from our strategic collaborators.  No assurances can be given when this will occur or that we will ever be profitable.

Fiscal Years ended December 31, 2007 and December 31, 2006

We did not have any revenue in the fiscal years ended December 31, 2007 and December 31, 2006, respectively.  Our selling, general and administrative expenses increased 31.23% to $875,794 in the fiscal year ended December 31, 2007, from $667,348 in the same period in 2006.  This increase of $208,446 from the fiscal year ended December 31, 2007, compared to the same period in 2006 was primarily attributable to an increase in legal and accounting fees in the amount of $307,617; an increase in license costs and maintenance fees related to our licensing agreements in the amount of $107,392; an increase in consulting fees and other professional services in the amount of $72,436; there was also a decrease in payroll and related costs in the amount of $297,676.

Interest expense increased $285,635, or 69.85%, to $694,553 in the fiscal year ended December 31, 2007, from $408,918 during the same period in 2006, was primarily attributable higher debt from financing activities and the amortization of the discount on certain convertible notes due to a beneficial conversion feature.

We incurred a loss on restructuring debt for the December 31, 2007 in the amount of $113,294, with no corresponding loss in the prior period.

For the reasons above, we incurred net losses of $2,768,669 and $1,076,266 during the fiscal year ended December 31, 2007 and in the same period in 2006, respectively, an increase of $1,692,403 or 157.25%

Three Months Ended March 31, 2008 and March 31, 2007

We did not have any revenue in the three months ended March 31, 2008 and March 31, 2007, respectively.  Our selling, general and administrative expenses increased 253.73% to $430,126 in the three months ended March 31, 2008, from $121,599 in the same period in 2007.  This increase of $308,527 from the three months ended March 31, 2008 compared to the same period in 2007 was primarily attributable to an increase in legal and accounting fees in the amount of $255,917, and an increase in license costs and maintenance fees related to our licensing agreements in the amount of $48,634.

For the three months ended March 31, 2008 and in the same period in 2007, interest expense increased $6,818,093, to $6,707,853 from interest income of $110,240, reflecting the amortization of the discount on certain convertible notes due to beneficial conversion features of those notes.  These discounts are amortized over the term of the note, using the effective interest method.  During the three months ended March 31, 2008, several of these notes were renegotiated, and the balance of the discounts were written-off to interest expense.

For the reasons above, we realized a net loss of $1,460,253 versus a net loss of $345,133 during the three months ended March 31, 2008 and March 31, 2007, respectively, an increase in the net loss of $1,115,120, or 323.1%.

Liquidity and Capital Resources

At December 31, 2007, we had a cash balance of $209.  We have financed our operations primarily through cash on hand and through loans from shareholders and investors in our bridge financings.

Net cash flows used in operating activities was $(441,719) for the year ended December 31, 2007, compared to net cash flows used in operating activities of $(163,594) for the same period in 2006.  The increase was primarily due to an increase in net loss, particularly due to an increase in sales, general, and administrative expenses.

Net cash provided by financing activities was $412,428 for the year ended December 31, 2007, compared to $190,159 for the same period in 2006.  We have financed our operations primarily from cash on hand and from loans from shareholders and investors in our bridge financings.

As described above under Item 1.01, on August 7, 2008, we initially closed on an Offering of Units, consisting of Common Stock and warrants to accredited investors and entered into subscription agreements with such accredited investors.  We sold an aggregate of $1,768,000 principal amount of Units consisting of 707,200 shares of Common Stock at a price of $2.50 per share and warrants to purchase 707,200 shares of Common Stock at an exercise price of $5.00 per share.  We agreed to pay the placement agent a placement fee in the amount of $176,800 with respect to the funds raised in the initial closing of the Offering (10% of the gross proceeds), plus a non-accountable expense allowance equal to 3% of the gross proceeds of such amount (equaling $53,040), and its reasonable out-of-pocket expenses up to $30,000, which resulted in an aggregate payment of $259,729.30 to the placement agent at the initial closing of the Offering.  Upon completion of the Merger and the initial closing of the Offering, our cash balance was approximately $716,500, which was after payments to the placement agent, professional fees and repayment of certain loans and a portion of the Bridge Notes for which we received payment demands upon the initial closing of the Offering.  Our future funding requirements will depend on numerous factors.  These factors include our ability to operate its business profitably in the future, recruit and train qualified management, technical and sales personnel, and our ability to compete against other, better-capitalized corporations.  Management believes we have adequate cash to satisfy its cash requirements over the next twelve months.  We may raise additional funds through private or public equity investment in order to expand the range and scope of its business operations.  There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

We will require substantial additional funding in order to continue our research and product development programs, including preclinical testing and clinical trials of our product candidates.  While we believe that the net proceeds from the Offering (assuming a full subscription), combined with current capital resources and anticipated cash flows from licensing activities, will be sufficient to meet our capital and operating requirements for approximately 12 months, we cannot assure you that we will not require additional financing before that period ends.

We expect to continue to incur substantial losses through at least the next several years and may incur losses in subsequent periods.  The amount and timing of our future losses are highly uncertain.  Our ability to achieve and thereafter sustain profitability will be dependent upon, among other things, successfully developing, commercializing and obtaining regulatory approval or clearances for our technologies and products resulting from these technologies.

Off Balance Sheet Arrangements

We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Critical Accounting Policies

The SEC defines critical accounting policies as those that are, in management’s view, important to the portrayal of our financial condition and results of operations and demanding of management’s judgment.  Our discussion and analysis of financial condition and results of operation are based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP.  The preparation of these financial statements requires us to make estimates on experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition.  While our significant accounting policies are described in more detail in the notes to our financial statements included in this prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

Revenue is recognized over the period that we perform required activities under the terms of various agreements.  Revenue from transactions that do not require future performance obligations from us is recognized as contemplated in the agreements, typically upon acceptance and when collectibility is reasonably assured.  Revenue resulting from the achievement of milestone events stipulated in the agreements is recognized when the milestone is achieved.

Research and Development

Research and development expenditures, including direct and allocated overhead expenses, are charged to expense as incurred.

Royalties

We are required to remit royalty payments based on product sales to certain parties under our license agreements.  From time to time we have been in default under certain of our material license agreements with respect to our payment obligations and achievement of performance milestones; however, such license agreements are currently in good standing.

Long-Lived Assets

Equipment is stated at acquired cost less accumulated depreciation.  Laboratory and office equipment are depreciated on the straight-line basis over the estimated useful lives (three to seven years).

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset or related group of assets may not be recoverable.  If the expected future undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time.  Measurement of impairment may be based upon appraisal, market value of similar assets or discounted cash flows.

Patent Costs and Rights

Patent costs and rights are expensed as incurred.

Income Taxes

As of December 31, 2007, we had aggregate unused net operating loss carryforwards of approximately $13,300,000.  These carryforwards may be used to reduce future tax liabilities and expire at various dates through 2027.  Our use of current net operating loss carryforwards may be substantially limited as a result of the change in ownership related to the Merger and the Offering.

Recently Issued Accounting Standards

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This Statement establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The standard is effective for fiscal years beginning after November 15, 2007.  We are currently evaluating the impact of the adoption of this standard on our consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48),” which prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  We believe that FIN 48 does not have a material impact on our consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4,” which is the result of the FASB’s project to reduce differences between U.S. and international accounting standards.  SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs.  Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs.  SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions.”  SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of FASB No. 153 will not have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation.” SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed.  Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of FASB No. 123(R), will not have a material impact on our financial statements.

PROPERTIES

Our principal offices are located in Houston, Texas occupying approximately 315 square feet of office space subleased from Deutser and Weil, a partnership of which one of our shareholders is a partner.  The lease term is month to month.  Our rental obligation is $8,400 per year.  We believe the space is inadequate for our immediate needs.  Additional space will be required as we expand our corporate and laboratory activities.  We do not foresee any significant difficulties in obtaining any required additional facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock after the closing of the Merger and Offering: (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding securities; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all of our current directors and named executive officers as a group.  Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percentage of Outstanding Common Stock (%)(2)
Harris A. Lichtenstein, Ph.D (3).	1,880,507	19.66%
Alexander Krichevsky, D.V.M (3)	1,880,507	19.66%
Mark S. Germain (4)	1,171,080	12.24%
Charles Duff (5)	152,500	1.73%
Matthew A. Gonda, Ph.D.	0	*
Frank McDaniel (6)	145,180	1.62%
Lana Kress	0	*
All directors and executive officers (6 persons)	5,229,774	46.65%
_________________
* Less than 1%

(1)	The address for all above listed individuals is 4600 Post Oak Place, Suite 352, Houston, Texas 77027.

(2)
Except as otherwise noted herein, the percentage is determined on the basis of 8,814,921 shares of Common Stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.  Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of Common Stock subject to currently exercisable options.

(3)	Includes options to purchase 750,000 shares of common stock exercisable within 60 days at an exercise price of $2.50 per share.

(4)
Includes options to purchase 750,000 shares of common stock exercisable within 60 days at an exercise price of $2.50 per share.  This number does not include shares of common stock held by Mr. Germain’s wife and children to which Mr. Germain disclaims beneficial ownership.

(5)	Includes warrants to purchase 1,250 shares of common stock at an exercise price of $5.00 per share.

(6)	Includes warrants to purchase 70,180 shares of common stock at an exercise price of $1.78 per share and 75,000 shares of common stock at an exercise price of $2.50 per share.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Merger, the following persons were elected to serve as officers and directors of the Company.

Name	Age	Position
Harris A. Lichtenstein, Ph.D.	67	President, CEO and Director
Alexander Krichevsky, D.V.M	60	Director
Mark S. Germain	57	Chairman of the Board of Directors
Charles Duff	28	Director
Matthew A. Gonda, Ph.D.	58	Director
Frank McDaniel	52	Director
Lana Kress	64	Secretary
____________

The following summarizes the business experience and background of each of our directors and executive officers.

Harris A. Lichtenstein, Ph.D. – Dr. Lichtenstein has been a Director, President and Chief Executive Officer of Omnimmune Corp. since 1994.  Dr. Lichtenstein has had over 30 years of experience in bioscience technology, including ownership of a consulting testing laboratory for 18 years prior to its sale to a Fortune 500 company prior to founding Omnimmune Corp.  Dr. Lichtenstein has served as an Adjunct Professor at the University of Texas, School of Public Health, and consulted for the University of Texas, Dental Science Institute, the University of Texas, M.D. Anderson Cancer Center, and Baylor College of Medicine.  Dr. Lichtenstein received a B.A. in English from Tulane University, and received B.S., M.S. and Ph.D. degrees in biology, Phi Kappa Phi, from the University of Houston.

Alexander Krichevsky, D.V.M – Dr. Krichevsky has been an officer and director of Omnimmune Corp. since January 15, 2001.  Prior to joining Omnimmune Corp., Dr. Krichevsky served as Director of Tissue Culture and Hybridoma Laboratories at Columbia University, Director of Monoclonal Antibody Development and Hybridoma Laboratories for Allegheny-Singer Research Institute, and Senior Vice President for R&D at InVitro Technologies, Inc.

Mark S. Germain – Mr Germain has served on the Board of Directors of Omnimmune since January 1, 2006.  For more than the past five years, Mr. Germain has been a Managing Director of The Olmsted Group, LLC, which is a consultant to biotechnology and other high technology companies.  Mr. Germain serves as a director of several privately-held biotechnology companies and of Reis, Inc. and Stem Cell Innovations, Inc., each of which is a publically traded company.  Mr. Germain is a graduate of NYU School of Law, cum laude, and Order of the Coif, and was previously a partner in a New York law firm.

Charles Duff – Mr. Duff is a Senior Managing Director of New Castle Financial Services LLC, an investment bank located in New York City, where he has an active role with capital raising efforts and services a significant book of high net-worth clients.   Since beginning his career, Mr. Duff has spent time at boutique and mid-tier venture capital, private equity, and investment banking firms.   From 2003 to 2006, he was employed in the Private Wealth Management Division at Maxim Group LLC.  From 2006 to 2007, Mr. Duff worked at National Securities Corporation and Advanced Equities, Inc., serving as Senior Vice President at the latter.   Throughout his career, he has assisted in the execution of various types of financing transactions, and has acted as investment banker and advisor to several publicly traded micro and small cap biotechnology companies.  Mr. Duff holds Series 7 and 63 licenses from FINRA.

Matthew A. Gonda, Ph.D. – Dr. Gonda currently serves as its Chief Executive Officer of IMI International Medical Innovations.  Prior to joining IMI Medical International Innovations, Dr. Gonda served as President, Chief Executive Officer and Director of TransMolecular, Inc. from January 1999 to April 2005.  Prior to joining TransMolecular, from 1997 to 1998, he was President and CEO of Genova, Inc., and from 1996 to 1997, he was Vice President of Discovery at Genovo, Inc.  Dr. Gonda has more than 30 years of entrepreneurial, general management, and research and development experience in the biomedical/life science and biotechnology industries. Dr. Gonda has published over 140 scientific articles and is an inventor of more than 25 patents in the field.

Frank McDaniel – Mr. McDaniel is the founding partner of McDaniel & Henry, LLP, a corporate and securities law practice formed in 2007 and focused in the biotechnology and high tech sectors.  He has been practicing law for 26 years.  Mr. McDaniel practiced law with the firm of Thompson Hine, LLP, from 2006 to June 2007; with Smith Moore, LLP, from 2005 to 2006, where he served as Group Leader for the BioSciences Practice; and with Kilpatrick Stockton, LLP, from 2002 to 2005.  Before 2002, he was an equity partner with the firm of Smith, Gambrell and Russell, LLP, a major southeastern law firm, where he served as Group Leader for its healthcare practice.  Mr. McDaniel has extensive experience in representing biotechnology, healthcare and high-tech companies as a corporate, mergers and acquisitions, and tax lawyer.  In addition to his law degree, Mr. McDaniel holds a B.S. degree in accounting and a master of laws in taxation from Emory University School of Law.

Lana Kress – Ms. Kress is retired and has worked for the past five years as consultant for private clients providing corporate and accounting services.  She was an owner, Vice-Present and CFO of K-Pal Tools Inc. for over 30 years.  Ms. Kress has also been employed as a technology transfer consultant during her career.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers, and places in perspective the data presented in the compensation tables and narratives that follow.  Unless other stated, the historical information in this section relates to Omnimmune Corp.

Compensation Objectives and Philosophy

Historically, Omnimmune’s Corp.’s board of directors has been responsible for establishing and approving the compensation of its executive officers and key employees.  In connection with the completion of the Merger, we plan to form a Compensation Committee of the Board of Directors, which will be responsible for overseeing executive and other employee compensation, as well as certain other matters.  With respect to compensation matters, the initial objective of the Board of Directors and Compensation Committee will be to establish a compensation program that attracts and helps retain talented and experienced individuals for senior level positions throughout the organization, as well as to authorize appropriate compensation for our employees and key consultants.

The Board of Directors and the Compensation Committee will oversee compensation programs designed to also:

•	Recruit, retain, and motivate executives and employees that can help us achieve our core business goals and strategic objectives;

•	Provide incentives to promote and reward superior performance throughout the organization;

•	Facilitate stock ownership and retention by our executives and other employees; and

•	Promote alignment between executives and other employees and the long term interests of stockholders.

The Board of Directors and Compensation Committee will seek to achieve these objectives by:

•	Establishing a compensation program that is market competitive and internally fair;

•
Linking performance with certain elements of compensation through the use of equity options, stock grants, cash performance bonuses or other means of compensation the value of which is substantially tied to the achievement of our company goals; and

•	Providing long-term equity-based incentives.

Components of Compensation

The Company’s executive compensation program will include the following elements:

•	Base salary;

•	Discretionary and performance-based bonuses;

•	Long-term incentive plan awards; and

•	Retirement and health insurance benefits.

The Compensation Committee will set a competitive rate of annual base salary for each executive officer in order to attract and retain top quality executives.  However, the Compensation Committee has not yet committed to the means by which it will determine competitive rates of annual base salary in the market, which means might include executive officer and director input, input from a compensation consultant and third-party information.

It is the Committee’s objective to set the total annual compensation of each executive officer at levels that are competitive for comparable positions based on available industry data.  However, in determining the compensation of each executive officer, the Committee also considers a number of other factors, including recent Company and individual performance, the CEO’s recommendations, cost of living and internal pay equity.  There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components.  Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our overall performance.  In addition, the CEO provides the Committee with a detailed review of the performance of the other executive officers and makes recommendations to the Committee with respect to the compensation packages for those officers.

Elements of Executive Compensation

We will pay our executive officers the following compensation:

Base Salary. We pay base salaries in order to attract executive officers and provide a basic level of financial security.  We establish base salaries for our executives based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions.  Base salaries are reviewed (1) at the time of renewal of an executive’s employment agreement, or (2) annually, with adjustments based on the individual’s responsibilities, performance and experience during the year.  This review occurs each year at the annual review.

Discretionary and Performance-Based Bonuses. The Board of Directors expects to adopt a formal process for determining and awarding discretionary and performance-based annual bonuses later in 2008.

The Board of Directors intends to utilize annual incentive bonuses to reward officers and other employees for achieving financial and operational goals and for achieving individual annual performance objectives.  These objectives will vary depending on the individual executive and employee, but will relate generally to strategic factors, including establishment and maintenance of key strategic relationships, advancement of our product candidates, identification and advancement of additional programs or product candidates, and to financial factors, including raising capital, improving our results of operations and increasing the price per share of Common Stock.  Commencing in 2008, the Board of Directors will have authority to award discretionary annual bonuses to, or enter into commitments for the award of an annual bonus with, our executive officers.

Long-Term Incentive Program

The Company plans to adopt a stock incentive plan pursuant to which shares of Common Stock will be reserved for issuance to employees, directors, consultants, and other service providers.

We believe that we can encourage superior long-term performance by our executive officers and employees through encouraging them to own, and assisting them with the acquisition of, our stock.  The Board of Directors believes that the use of stock and stock-based awards offers the best approach to achieving our compensative objective of fostering a culture of ownership, which it believes will, in turn, motivate our executive officers to create and enhance stockholder value.  We have not adopted stock ownership guidelines, but our equity compensation plans provide a principal method for our executive officers to acquire equity in our Company.

We expect to use stock options as a long-term incentive vehicle because we believe:

• Stock options align the interests of our executives with those of our stockholders, support a pay-for-performance culture, foster an employee stock ownership culture and focus the management team on increasing value for our stockholders;

• The value of stock options is based on our performance, because all the value received by the recipient of a stock option is based on the growth of our stock price;

• Stock options help to provide a balance to the overall executive compensation program because, while base salary and our discretionary annual bonus program focus on short-term compensation rewards, vesting stock options reward increases in stockholder value over the longer term; and

• The vesting period of stock options encourages executive retention and their efforts to preserve stockholder value.

In determining the number of stock options to be granted to executives, we will take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation.

Retirement and Health Insurance Benefits

Consistent with our compensation philosophy, we intend to offer, as soon as practicable, benefits for our executive officers, including medical, dental, vision and life and disability insurance coverage and the ability to contribute to a 401(k) retirement plan; however, the Board of Directors, in its discretion, may revise, amend or add to the executive officer’s benefits if it deems it advisable.

IRC Section 162(m) Compliance

We intend to structure our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A.  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation, such as the Company, for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income of 20% of the benefit includible in income.  We intend for our Compensation Committee, when created and until such time the Board of Directors, to generally manage our incentive programs to qualify for the performance based exemption.  The Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives.

Executive Officers and Compensation

The following table sets forth the aggregate compensation paid to our named executive officers (by Omnimmune Corp., as predecessor to the Company prior to the closing of the Merger) for services for the years ended December 31, 2007 and 2006.

Name and Principal Position (a)	Year (b)	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Harris A. Lichtenstein, Ph.D.,	2007	$56,398	-0-	-0-	-0-	-0-	-0-	-0-	$56,398
President and CEO (PEO)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Alexander Krichevsky, D.V.M, Ph.D	2007	$14,046	-0-	-0-	-0-	-0-	-0-	-0-	$14,046
Executive Vice President	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Long-Term Incentive Plan

Prior to the closing of the Merger, neither the Company nor Omnimmune Corp. had adopted a long-term incentive plan.  The Company plans to adopt a stock incentive plan pursuant to which shares of Common Stock will be reserved for issuance to employees, directors, consultants, and other service providers.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity grants as of December 31, 2007.

Compensation of Directors

Omnimmune Corp. has not had compensation arrangements in place for members of its board of directors.  We expect the Company to establish these arrangements as new members are appointed to the Board of Directors after the Merger.

Employment Contracts, Termination of Employment and Change of Control Arrangements

Omnimmune Corp., the Company’s operating subsidiary, has employment agreements with certain key executives, providing for base salaries plus performance incentive bonuses.

Harris A. Lichtenstein, Omnimmune Corp.’s President and Chief Executive Officer, is employed pursuant to a written employment agreement.  The employment agreement has an initial term of four years beginning May 1, 2008 and automatically renews each year thereafter for an additional one-year period unless either party provides written notice of termination at least 180 days in advance of the expiration date of the current term.  Dr. Lichtenstein will receive an annual base salary of not less than $245,000.  Dr. Lichtenstein is entitled to an initial bonus of $30,000 within 30 days of the date on which Omnimmune Corp. raises $3.0 million in equity financing.  In addition, if, during the term of the employment agreement or within 24 months thereafter, Omnimmune Corp. enters into any transaction with a third party from which it earns revenues, as defined in the employment agreement, Dr. Lichtenstein shall be entitled to a bonus payment equal to 2% of such revenues, payable within 30 days of receipt of such revenues by Omnimmune Corp.  Dr. Lichtenstein is also eligible for additional bonus amounts to be determined by the board of directors based on performance milestones.  If within the initial four year term of the employment agreement, Dr. Lichtenstein resigns for good reason, as defined in the agreement, or is terminated without cause, Omnimmune Corp. will pay his base salary for the remainder of the initial four year term.  Dr. Lichtenstein’s employment agreement includes post-employment restrictive covenants not to disclose confidential information, solicit customers or recruit employees.

Alexander Krichevsky, Omnimmune Corp.’s executive vice president and director of research & development, is employed pursuant to a written employment agreement.  The employment agreement has an initial term of four years beginning May 1, 2008 and automatically renews thereafter for successive one year periods unless either party provides written notice of termination at least 180 days in advance of the expiration date of the current term.  Dr. Krichevsky will receive an annual base salary of not less than $245,000.  Dr. Krichevsky shall be entitled to an initial bonus of $51,000 payable as follows: $12,000 within 10 days of the initial closing of the Offering and $39,000 within 30 days of the date on which Omnimmune Corp. raises $3.0 million in equity financing.  In addition, if, during the term of the employment agreement or within 24 months thereafter, Corp. enters into any transaction with a third party from which it earns revenues, as defined in the employment agreement, Dr. Krichevsky shall be entitled to a bonus payment equal to 2% of such revenues, payable within 30 days of receipt of such revenues by Omnimmune Corp.  Dr. Krichevsky is also eligible for additional bonus amounts to be determined by the board of directors.  If within the initial four year term of the employment agreement, Dr. Krichevsky resigns for good reason, as defined in the agreement, or is terminated without cause, Omnimmune Corp. will pay his base salary for the remainder of the initial four year term.  Dr. Krichevsky’s employment agreement includes post-employment restrictive covenants not to disclose confidential information, solicit customers or recruit employees.

Mark Germain, a member of our board of directors, has entered into a consulting agreement to provide certain business development services to Omnimmune Corp.  The consulting agreement has an initial term of ten years beginning March 1, 2008 and automatically renews thereafter for successive one year periods unless terminated in writing by either party on at least 30 days advance written notice.  For his services under the consulting agreement, Omnimmune Corp. shall pay Mr. Germain a fee of $10,000 per month.  In addition, if, during the term of the consulting agreement or within 24 months thereafter, Omnimmune Corp. enters into any transaction with a third party from which it earns revenues, as defined in the consulting agreement, Mr. Germain shall be entitled to a bonus payment equal to 2% of such revenues, payable within 30 days of receipt of such revenues by Omnimmune Corp.  Omnimmune Corp. may terminate Mr. Germain’s agreement for cause, as defined in the agreement, following 30 days notice and an opportunity for Mr. Germain to cure such cause.  Mr. Germain’s consulting agreement includes post-termination restrictive covenants not to disclose confidential information or recruit employees.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Certain conflicts of interest exist with respect to the Offering and the Merger inasmuch as certain affiliates, officers and/or employees of the placement agent hold and have made, in their individual capacity, a private investment in the Company representing less than 1% of the Common Stock prior to the Merger and 8.31% of the Common Stock following the Merger and the initial closing of the Offering.

Our officers and directors have from time to time extended loans to us to fund our operating expenses and have forgone compensation payments in exchange for promissory notes.  In this regard, Harris Lichtenstein, Intrepid Technologies, Inc. (an affiliate of Dr. Lichtenstein) and Alexander Krichevsky loaned us approximately $3,300,000, $800,000 and $2,600,000, of which $500,000, zero and $500,000 remains outstanding, respectively, following completion of the partial debt forgiveness and restructuring with these parties.  These outstanding obligations are represented by promissory notes that are payable out of proceeds either (1) designated and set aside by Omnimmune Corp.’s board of directors for the payment of these notes and other executive compensation, which amounts are funded from fees, proceeds and other payments, whether cash, stock or other consideration, received by Omnimmune Corp. from transactions involving Omnimmune Corp.’s intellectual properties, including, without limitation, royalties, milestone payments and sublicense fees or (2) from the sale of all or substantially all of Omnimmune Corp.’s assets.  Further, as additional consideration for the forgiveness of the balance of their outstanding advances for the Company’s operating expenses the Company is issuing each of Dr. Lichtenstein and Dr. Krichevsky 75,000 shares of Common Stock.

Following the Merger and the initial closing of the Offering, Margie Chassman beneficially owns 502,252 shares of Common Stock and Common Stock equivalents, or approximately 3.78% of the fully diluted Common Stock; however, together with members of her family, a family trust and persons or entities that could be deemed to be associated with her, such persons and entities beneficially own 2,464,340 shares of the fully diluted Common Stock, or approximately 18.53% of the fully diluted Common Stock.  Each such shareholder has entered into a lock-up agreement with the Company prohibiting sales of such shares for a period of nine (9) months following the Merger.  Ms. Chassman disclaims beneficial ownership of any securities held by her family members, family trust or persons or entities that could be deemed to be associated with her.  Further, Ms. Chassman is the wife of David Blech, who also disclaims beneficial ownership of such securities.  In May 1998, David Blech pled guilty to two counts of criminal securities fraud, and, in September 1999, he was sentenced by the U.S. District Court for the Southern District of New York to five years' probation. Mr. Blech also settled administrative charges by the SEC in December 2000 arising out of the collapse in 1994 of D. Blech & Co., a broker-dealer of which Mr. Blech was President and sole stockholder.  Such settlement prohibits Mr. Blech from engaging in future violations of the federal securities laws and from association with any broker-dealer.  In addition, the District Business Conduct Committee for District No. 10 of NASD Regulation, Inc. reached a decision, dated December 3, 1996, in a matter styled District Business Conduct Committee for District No. 10 v. David Blech, regarding the alleged failure of Mr. Blech to respond to requests by the staff of the National Association of Securities Dealers, Inc. (“NASD,” now known as the Financial Industry Regulatory Agency) for documents and information in connection with seven customer complaints against various registered representatives of D. Blech & Co.  The decision found that Mr. Blech failed to respond to such requests in violation of NASD rules and that Mr. Blech should, therefore, be censured, fined $20,000 and barred from associating with any member firm in any capacity.  Furthermore, Mr. Blech was discharged in bankruptcy in the United States Bankruptcy Court for the Southern District of New York in March 2000.

Omnimmune Corp. had a consulting agreement with Phillip Costa, Jr. from November 2003 until October 2004, which provided that in exchange for his services to assist the company in raising capital, he would be paid 84,208 warrants to purchase shares of Common Stock (as adjusted), of which, as provided for in the agreement, he designated one-half of such aggregate number of warrants (or 42,104) to be paid to Alejandro Romero, a business associate who was assisting him in such activities.

Director Independence

After closing the Merger, the Board of Directors will review at least annually the independence of each director.  During these reviews, the Board of Directors will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent.  The Board of Directors will conduct its annual review of director independence and to determine if any transactions or relationships exist that would disqualify any of the individuals who then served as a director under the rules of the NASDAQ Stock Market, or require disclosure under SEC rules.  Currently, we have the sole member of management who also serve on the Board of Directors, Harris A. Lichtenstein, Ph.D., who is our President and Chief Executive Officer.  We do not believe that any of our directors other than Matthew A. Gonda  is an “independent director,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  One of the requirements that we will have to meet in order for our Common Stock to be listed on the Nasdaq Capital Market is that a majority of the members of the Board of Directors will have to be independent.  Additionally, we will also be required to have an audit committee comprised of at least three members, all of whom must be independent.

Code of Ethics

Prior to being listed on a national securities exchange, we intend to adopt a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions.

LEGAL PROCEEDINGS

Other than routine litigation arising in the ordinary course of business that we do not expect, individually or in the aggregate, to have a material adverse effect on us, there is no currently pending legal proceeding and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Trading Market and Outstanding Equity

Prior to the Merger, we were a shell company with minimal operations and nominal assets.  The Company currently trades under the symbol “RNEC” (which is the trading symbol for Roughneck Supplies, Inc.), and has applied for and is awaiting the assignment of a new symbol as a result of the change in name and redomestication of the Company.  Since the completion of the Merger, there has been no established public trading market for our Common Stock.

As a result of both the Merger and the initial closing of the Offering (excluding subscriptions for over-allotment), we have 8,814,921 shares of Common Stock issued and outstanding.  Additionally, 448,180 shares of Common Stock are subject to outstanding warrants to purchase our Common Stock.  Of these warrant shares, 23,159 are subject to four-year warrants to purchase shares of Common Stock at an exercise price of $0.10 per share; 61,049 are subject to five-year warrants to purchase shares of Common Stock at an exercise price of $0.10 per share; 160,720 are subject to five-year warrants to purchase shares of Common Stock at an exercise price of $5.00 per share; 70,180 are subject to ten-year warrants to purchase shares of Common Stock at an exercise price of $1.78 per share; 75,000 are subject to ten-year warrants to purchase shares of Common Stock at an exercise price of $2.50 per share; 30,000 are convertible a under a promissory note at an exercise price of $0.50 per share; and 28,072 are convertible under promissory notes at an exercise price of $1.78 per share.

We have granted options to purchase Common Stock in the aggregate amount of 2,250,000 shares at exercise price of $2.50, which expire in ten years from the grant date of June 20, 2008.

We have convertible promissory notes outstanding, which have the right to convert into 859,360 shares of our Common Stock based on certain Company financing acceleration triggers over staggered periods ranging from one-year from the date hereof to five years.

We have convertible promissory notes outstanding which have the right to convert into an aggregate amount of 859,360 shares of Common Stock based on certain Company financing acceleration triggers.  If all or a substantial part of these convertible promissory notes were triggered and then were exercised and the underlying Common Stock sold, then it could also cause the market price for our Common Stock to decline, perhaps significantly.

Holders

As a result of both the Merger and the initial closing of the Offering, the number of holders of record at August 7, 2008 was approximately 192.

Dividends

We have not declared or paid any cash dividends on Common Stock since our inception, and the Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.  Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors.

Shares Eligible for Future Sale

Of the 8,814,921 shares of Common Stock that we had issued and outstanding upon completion of the Merger and the initial closing of the Offering, 3,683,720 shares of Common Stock will be freely tradeable without further restriction or further registration under the Securities Act.  The remaining 5,131,201 shares are deemed to be “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act (“Rule 144”).  The “restricted” shares will not be registered under the Securities Act and may be transferred only pursuant to a registration under the Securities Act or pursuant to an available exemption from registration, such as Rule 144 under the Securities Act.  Under Rule 144, restricted securities may be sold into the public market, subject to holding period, volume, manner of sale, public information, filing and other limitations set forth under Rule 144.  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an “affiliate” of ours (i.e., directors, officers and 10% stockholders), as defined under the Securities Act, is entitled to sell, within any three-month period, an amount of shares that together with all other sales of restricted securities of the same class (including, for “affiliates,” sales of other non-restricted securities of the same class) does not exceed the greater of:

•	the average weekly trading volume of the Common Stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale; or

•	1% of the shares then outstanding.

In order for a stockholder to rely on Rule 144, we must have available adequate current public information with respect to its business and financial status.  A person who is not deemed to be an affiliate and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

Under Rule 144, the holding periods will commence as of the Effective Time for former Omnimmune Corp. shareholders who received shares of Common Stock in the Merger.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

We intend to file a “resale” registration statement with the SEC covering all shares of Common Stock issued in the Offering, including shares of Common Stock into which any warrants are exercisable, no later than 90 days after the final closing date of the Offering or the Termination Date (as defined in the registration rights agreement), whichever occurs later.  We will use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final Closing Date of the Offering or the Termination Date, whichever occurs later., and to maintain its effectiveness through and until 18 months after the final closing date, unless all Registrable Securities (as defined in the registration rights agreement) registered have been sold or are otherwise able to be sold without volume restrictions pursuant to Rule 144 or other similar rule then in effect, at which time exempt sales may be permitted for such Registrable Securities.

In addition to the shares of Common Stock which are deemed “restricted securities” under Rule 144, approximately 7,747,535 shares of Common Stock and Common Stock equivalents (underlying warrants, options and convertible debt) of the 8,814,921 shares of Common Stock that we had issued and outstanding upon completion of the Merger and the initial closing of the Offering are also subject to a lock-up agreements prohibiting public sales of such shares for a period of nine (9) months following the Merger.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.

RECENT SALES OF UNREGISTERED SECURITIES

For more information about unregistered sales of our securities, see Item 1.01 and elsewhere in this Item 2.01 of this Current Report for a discussion of our sales of convertible promissory notes and Units.

DESCRIPTION OF REGISTRANT’S SECURITIES
Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share.  As of August 7, 2008, after the closing of the Merger and initial closing of the Offering, there were 8,814,921 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the Common Stock into other securities.  No shares of Common Stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of Common Stock are fully paid and non-assessable.  Our stockholders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders.  We do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Outstanding Convertible Debt

As agreed by Omnimmune Corp. and Omnimmune Holdings, Inc., each of the following debt instruments of Omnimmune Corp., to the extent outstanding at the Merger, will be assumed by the Company in the Merger and will thereafter be convertible into shares of Common Stock on the same terms and conditions as set forth in each such convertible debt instruments.

On March 27, 2008, April 8, 2008 and June 27, 2008, Omnimmune Corp. sold an aggregate of $950,000 principal amount of 10% convertible promissory notes (“Bridge Notes”) in two separate private placement transactions.  The purchasers of Bridge Notes paid an aggregate gross purchase price of $400,000 for such Bridge Notes, 257,500 shares of common stock of Omnimmune Corp. that will be exchanged for shares of the Company’s Common Stock in the Merger and warrants to purchase an additional 20,000 shares of common stock of Omnimmune Corp. that will be exchanged for warrants of the Company in the Merger.  A portion of the Bridge Notes representing $400,000 in principal amount are due and payable upon the earlier of (1) eighteen (18) months from the date of issuance and (2) the date that Omnimmune Corp., or an affiliate such as the Company, consummates an offering raising gross proceeds of at least $1.7 million.  The balance of the Bridge Notes, or $550,000 in principal amount, are due and payable upon the earlier of (1) twenty-four (24) months from the date of issuance and (2) the date that Omnimmune Corp., or an affiliate such as the Company, consummates an offering raising gross proceeds of at least $5.0 million.  The Bridge Notes also provide that, at the closing of an offering raising gross proceeds of at least $500,000, the holders shall have the right to exchange such Bridge Notes for an amount of securities that could be purchased in such financing for a purchase price equal to the outstanding principal of such Bridge Notes.  The Offering will constitute such a qualified financing.  Accordingly, each holder of Bridge Notes will be entitled to elect whether to exchange the outstanding principal of its Bridge Notes for Units sold in the Offering, or if the gross proceeds raised exceed $1.7 million or $5.0 million, as applicable to the particular holder, whether to be repaid upon the closing of the Offering.  If the holders of all of the Bridge Notes elect to exchange such Bridge Notes for Units, in connection with the Offering, then the Company will be required to issue an aggregate of 380,000 Units to the holders of the Bridge Notes, thereby reducing the number of Units available for sale to subscribers in the Offering.  If and to the extent that the holders of Bridge Notes do not elect to exchange them for Units in connection with the Offering, the Company may be required to use net proceeds of the Offering to repay such Bridge Notes to the extent they become due and payable based on the gross proceeds raised in the Offering.  Upon closing of the Merger, we used $414,027.40 of the proceeds received in the initial closing of the Offering to repay a portion of the Bridge Notes for which we received payment demands based on the terms of such Bridge Notes.

In addition to the Bridge Notes, Omnimmune Corp. has outstanding convertible promissory notes representing approximately $1.0 million, of which $438,000 matures on the earlier of (i) February 28, 2013 or (ii) the date on which Omnimmune Corp. raises $10.0 million in financing or otherwise has cash on hand in the amount of not less than $10.0 million.  The balance of the convertible debt outstanding becomes payable as to one-half of the principal and interest on the date on which Omnimmune Corp. closes a financing resulting in net proceeds to Omnimmune Corp. of not less than $3.0 million, and as to the balance, the date on which Omnimmune Corp. closes a financing resulting in net proceeds of at least $5.0 million.  These outstanding promissory notes are convertible by the holders at any time into approximately 730,000 shares of Omnimmune Corp. common stock.

Omnimmune Corp. has issued promissory notes to one of its service providers having an aggregate principal amount of $182,822.  One of these promissory notes is convertible at any time by the holder into approximately 67,000 shares of Omnimmune Corp.’s common stock.  These promissory notes are due and payable on February 28, 2010, however, at its election, Omnimmune Corp. can repay such promissory notes at any time on ten days notice.

Warrants

As agreed by Omnimmune Corp. and Omnimmune Holdings, Inc., each of the following warrants of Omnimmune Corp., to the extent outstanding at the Merger, will be exchanged by the Company in the Merger for warrants of the Company and will thereafter be exercisable into shares of Common Stock on the same terms and conditions as set forth in each such warrant.

In connection with the Offering, we will issue to the placement agent certain Placement Agent Warrants to purchase up to an aggregate of 640,000 shares of Common Stock pro rata at each closing of sales of Units in the Offering equal to 10% of the total number of shares of Common Stock and warrant shares sold by us at each closing (plus any additional Placement Agent Warrants that may be issued if the Company, with the placement agent’s approval, elects to accept over-subscriptions).  Each Placement Agent Warrant entitles the holder to purchase shares of Common Stock at an exercise price of $5.00 per share and will expire five years from the initial closing date.  Prior to exercise, the Placement Agent Warrants do not confer upon the holders any voting or any other rights as a stockholder.  The Placement Agent Warrants contain provisions that protect the holders against dilution by adjustment of the exercise price and number of warrant shares in certain events such as stock dividends, stock splits and other similar events.   In addition, the Placement Agent Warrants will be exercisable on a cashless basis and will be subject to demand registration rights which can be exercised by the placement agent at any time following the one year anniversary of the resale registration statement covering the shares of underlying the Units purchased by investors in the Offering for a period of up to seven years from the date of effectiveness of the resale registration statement.

In connection with the Bridge Notes that were issued by Omnimmune Corp. in March and April, Omnimmune Corp. issued warrants to purchase up to an aggregate of 20,000 shares to the investors in such Bridge Notes (“Bridge Warrants”).  Each Bridge Warrant entitles the holder to purchase shares of Omnimmune Corp.’s common stock at an exercise price of $5.00 per share.  The Bridge Warrants are exercisable beginning on the earlier of: (1) six months after the date on which Omnimmune Corp. or any successor becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or (2) two years from the date of issuance, and are exercisable for five years thereafter.  Prior to exercise, the Bridge Warrants do not confer upon the holders any voting or any other rights as a stockholder.  The Bridge Warrants contain provisions that protect the holders against dilution by adjustment of the exercise price and number of warrant shares in certain events such as stock dividends, stock splits and other similar events.

Omnimmune Corp. has issued warrants to a former consultant and his affiliates to purchase up to 84,208 shares of its common stock, in connection with which Omnimmune granted registration rights.  These warrants entitle the holder to purchase shares of Omnimmune at an exercise price of $0.10 per share and expire five years from their date of issuance.  Prior to exercise, these warrants do not confer upon the holders any voting or any other rights as a stockholder.  These warrants contain provisions that protect the holders against dilution by adjustment of the exercise price and number of warrant shares in certain events such as stock dividends, stock splits and other similar events.

Omnimmune has issued warrants to its outside general counsel and member of the Board of Directors to purchase up to 145,180 shares of its common stock.  These warrants entitle the holder to purchase shares of Omnimmune at an exercise price of $1.78 per share as to 70,180 shares and $2.50 per share as to 75,000 shares, and expire ten years from their date of issuance.  Prior to exercise, these warrants do not confer upon the holder any voting or any other rights as a stockholder.  These warrants contain provisions that protect the holders against dilution by adjustment of the exercise price and number of warrant shares in certain events such as stock dividends, stock splits and other similar events.

Executive and Director Options

We have granted options to purchase 750,000 shares of its common stock to each of Harris A. Lichtenstein, Ph.D., our President and Chief Executive Officer, Alexander Krichevsky, D.V.M, Ph.D, one of our directors and executive vice president and director of research & development of Omnimmune Corp., and Mark S. Germain, one of our directors for a total of 2,250,000 shares.  Each of these options was fully vested on the date of grant and has an exercise price of $2.50 per share.  The options are exercisable for a period of 10 years by payment of the exercise price in cash, by surrender of shares of Common Stock or on a cashless basis such that we would withhold that number of shares from the option equal to the difference between the exercise price and the current fair market value of Common Stock.  The options also provide for anti-dilution protection for each of the optionees, such that if at any time following the grant date the Company, or its successor, which will include the Company, sells or issues additional shares of common stock, the number of shares subject to the respective option will be increased such that the option will at all times represent five percent (5%) of the issued and outstanding shares of common stock of the Company.  The Offering does not trigger these anti-dilution rights.  The options also provide for adjustments to the number of shares and exercise price in the event of any capital adjustment, such as a stock split, combination, reorganization, merger, consolidation or sale of assets of Omnimmune Corp.

Registration Rights

We have agreed to file a “resale” registration statement with the SEC covering all shares of Common Stock and shares underlying the warrants included within the Units and Common Stock and underlying any Placement Agent Warrants issued in connection with the Offering (collectively, the “Registrable Securities”), no later than 90 days after the final closing date of the Offering or the Termination Date (as defined in the registration rights agreement), whichever occurs later.  We have agreed to maintain the effectiveness of such “resale” registration statement from the effective date through and until 18 months after the final closing date, unless all Registrable Securities have been sold or are otherwise able to be sold without volume restrictions pursuant to Rule 144 or other similar rule then in effect, at which time exempt sales may be permitted for such Registrable Securities.  We have agreed to use our commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC within 180 days after the final closing date of the Offering or the Termination Date, whichever occurs later.

If the Company fails to file the “resale” registration statement within the prescribed 90 day period or fails to have such registration statement declared effective within the prescribed 180 day period, then we shall pay to the investors liquidated damages in cash or shares of the Common Stock in an amount equal to 1% of the dollar amount invested or number of shares purchased, as applicable, by each investor, for each month (i) in excess of 90 days following the later of the final Closing Date of the Offering and the Termination Date that the registration statement has not been filed and (ii) in excess of 180 days following the later of the final Closing Date of the Offering and the Termination Date that the registration statement has not been declared effective; provided, however, that any such fees shall cease to accrue on the one-year anniversary of the later of the final Closing Date of the Offering and the Termination Date, if certain conditions are met; provided, further, that the total amount of such fees payable to any investor shall not exceed 9% of the amount invested or number of shares purchased, as applicable, by such investor; and provided, further, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415,” and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC, in such registration statement and subsequent registration statements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s Certificate of Incorporation and Bylaws will provide that the Company will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Following the Merger, the Company also will have director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against the Company or the Company’s directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by the Company’s stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Certain provisions of our By-Laws are intended to strengthen the Board’s position in the event of a hostile takeover attempt.  These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We will be subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  Subject to certain exceptions, Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.  Section 203 of the DGCL will not impact the proposed Merger, because the Merger will be approved by the Board of Directors of the Company.

We have filed a registration statement and disclosure documents under the name “Roughneck Supplies, Inc.” with the SEC in the past.  You may find more information by referencing these filings.  The historical filings, exhibits and schedules filed with the SEC of Roughneck Supplies, Inc. and the filings, exhibits and schedules filed with the SEC of the Company may be inspected at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the filings may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or from the SEC’s website.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this Current Report.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent accountants and no changes in the past two fiscal years.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 2.01 of this Current Report is incorporated herein by reference in its entirety.

Item 4.01                      Changes in Registrant's Certifying Accountant.

Effective as of August 7, 2008, we dismissed Schumacher & Associates, Inc. (“Schumacher”) as our independent accountants.  Schumacher had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Schumacher is that, following the consummation of the Merger on August 7, 2008 (i) the former stockholders of Omnimmune Corp. owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Omnimmune Corp.  The independent registered public accountant of Geeks On Call was the firm of Bernstein & Pinchuk LLP, (“B&P”).  We believe that it is in our best current interest to have B&P continue to work with our business, and we therefore retained B&P as our new independent registered public accounting firm, effective as of August 7, 2008.  B&P is located at 7 Penn Plaza, Suite 830, New York, NY 10001.

The previous report of Schumacher on financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern. The decision to change accountants was approved by the Board of Directors on August 7, 2008.

During our two most recent fiscal years and through the date of dismissal on February 8, 2008, there were no disagreements with Schumacher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Schumacher, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report on Form 8-K available to Schumacher and requested it to furnish a letter addressed to the SEC as to whether Schumacher agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  As of the date of this Current Report, we have not received such letter.  We have requested Schumacher to provide us with the letter as promptly as possible so that we can file the letter with the Commission within 10 business days after the filing of this Current Report.  If we receive the letter before such 10 day period is over, we will file it by amendment to this Current Report within two business days of receipt.

As of August 7, 2008, B&P was engaged as our new independent registered public accounting firm.  The appointment of B&P was approved by the Board of Directors.  During our two most recent fiscal years and the subsequent interim periods through August 7, 2008 (the date of engagement of B&P), we did not consult B&P regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01                      Changes in Control of Registrant.

The information set forth under Items 1.01 and 2.01 of this Current Report is incorporated herein by reference in its entirety.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The officers and directors of Roughneck Supplies, Inc. resigned as of August 7, 2008, effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 1.01 and Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

As of August 6, 2008, we changed our fiscal year end from May 31 to be December 31.  This change was conducted according to the Agreement of Merger by and between Omnimmune Holdings, Inc. and Roughneck Supplies, Inc., which was approved by the Board of Directors.  The change in our fiscal year will take effect on August 6, 2008 and, therefore, there will be no transition period in connection with this change of fiscal year end. Our 2008 fiscal year will end on December 31, 2008.

Item 5.06                      Change in Shell Company Status.

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report, we believe that the Company is no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01                      Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the Company’s audited financial statements for the fiscal years ended December 31, 2007 and December 31, 2007 and unaudited financial statements for the three months ended March 31, 2008 and 2007 are filed with this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)  Pro Forma Financial Information.

In accordance with Item 9.01(b), filed herewith as Exhibit 99.3 are the pro forma consolidated financial statements of the Company and Omniummune Corp. for the requisite periods.

(d)  Exhibits

EXHIBIT NO.	NAME OF EXHIBIT
2.1	Agreement of Merger, dated as of August 6, 2008, by and between Roughneck Supplies, Inc. and Omnimmune Holdings, Inc.
2.2
Agreement of Merger and Plan of Reorganization, dated as of August 7, 2008, by and among the Omnimmune Holdings, Inc., Omnimmune Acquisition Corp., a wholly owned subsidiary of the Company, and Omnimmune Corp.

2.3	Certificate of Merger, effective August 6, 2008, merging Roughneck Supplies, Inc. with and into Omnimmune Holdings, Inc.
2.4	Articles of Merger, effective August 7, 2008, merging Omnimmune Corp. with and into Omnimmune Acquisition Corp.
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Form of Executive Stock Option Agreement
4.2	Form of Investor Warrant
4.3	Form of Placement Agent Warrant
4.4	Form of Warrant (1st Interim Bridge Note Offering)
4.5	Form of Warrant (Phillip Costa, Jr. and Alejandro Romero)
4.6	Form of Warrant to Purchase Shares of Common Stock of Omnimmune Corp. (Frank E. McDaniel)
4.7	Form of Amended and Restated Convertible Demand Promissory Note with Warrant
4.8	Form of Amended and Restated Convertible Demand Promissory Note
4.9	Form of 10% Convertible Promissory Note (1st Interim Bridge Note Offering)
4.10	Form of 10% Convertible Promissory Note (2nd Interim Bridge Note Offering)
4.11	Convertible Promissory Note (Mark R. Wisner, P.C.)
4.12	Amended and Restated Convertible Demand Promissory Note (Margie Chassman)
10.1	Contingent Promissory Note (Harris A. Lichtenstein)
10.2	Contingent Promissory Note (Alexander Krichevsky)
10.3	Exclusive License Agreement, effective as of April 18, 2008, by and between Omnimmune Corp. and The Ohio State University Research Foundation
10.4	Amended and Restated License Agreement, dated as of February 1, 2005, between Allegheny-Singer Research Institute and Omnimmune Corp.
10.5	Amendment #1 to Amended and Restated License Agreement, effective as of January 31, 2007, between Allegheny-Singer Research Institute and Omnimmune Corp.
10.6	Termination Agreement, effective as of June 20, 2008, by and between Allegheny-Singer Research Institute and Omnimmune Corp.
10.7	Second Amendment to Amended and Restated License Agreement, effective as of June 20, 2008, by and between Allegheny-Singer Research Institute and Omnimmune Corp.
10.8	License Agreement, dated as of February 1, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.9	First Amendment to License Agreement, dated March 29, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.10	Second Amendment to License Agreement, dated June 10, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.11	Amendment #3 to License Agreement, effective as of January 31, 2007, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.12	Master Termination Agreement, effective as of June 20, 2008, by and between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.13	Fourth Amendment to License Agreement, dated as of June 20, 2008, by and between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.14	Exclusive License Agreement, entered into as of November 1, 2007, by and among Institut Gustave Roussy, IGR&D, S.A., and Omnimmune Corp.
10.15	Registration Rights Agreement, dated as of August 7, 2008, by and among Omnimmune Holdings, Inc. and the stockholders of Omnimmune Holdings, Inc. parties thereto
10.16	Registration Rights Agreement, dated as of November 1, 2003, between Omnimmune Corp. and Phillip B. Costa, Jr.
10.17	Tag-Along Rights Agreement, effective as of November 1, 2003, by and among Harris A. Lichtenstein, Alexander Krichevsky, and certain shareholders and derivative owners of Omnimmune Corp.
10.18	Form of Lock-Up Agreement between the Company and executive officers and certain stockholders
10.19	Employment Agreement, entered into as of June 20, 2008, by and between Harris A. Lichtenstein and Omnimmune Corp.
10.20	Employment Agreement, entered into as of June 20, 2008, by and between Alexander Krichevsky and Omnimmune Corp.
10.21	Consulting Agreement, entered into as of March 1, 2008, between Omnimmune Corp. and Mark S. Germain
10.22	Gift Agreement entered into as of April 18, 2008, by and among The Ohio State University Medical Center, The Ohio State University Foundation and Omnimmune Corp.
10.23
Amendment and Pledge dated July 31, 2008, to Gift Agreement entered into as of April 18, 2008, by and among The Ohio State University Medical Center, The Ohio State University Foundation and Omnimmune Corp.

21	List of Subsidiaries
99.1	Consolidated Audited Financial Statements of Omnimmune Corp.
99.2	Unaudited Financial Statements of Omnimmune Corp.
99.3	Pro Forma Consolidated Financial Statements of Omnimmune Holdings, Inc. and Omnimmune Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIMMUNE HOLDINGS, INC.

By: /s/ Harris A. Lichtenstein, Ph.D.,
Harris A. Lichtenstein, Ph.D.,
President and Chief Executive Officer

Date:     August 12, 2008

EXHIBIT NO.	NAME OF EXHIBIT
2.1	Agreement of Merger, dated as of August 6, 2008, by and between Roughneck Supplies, Inc. and Omnimmune Holdings, Inc.
2.2
Agreement of Merger and Plan of Reorganization, dated as of August 7, 2008, by and among the Omnimmune Holdings, Inc., Omnimmune Acquisition Corp., a wholly owned subsidiary of the Company, and Omnimmune Corp.

2.3	Certificate of Merger, effective August 6, 2008, merging Roughneck Supplies, Inc. with and into Omnimmune Holdings, Inc.
2.4	Articles of Merger, effective August 7, 2008, merging Omnimmune Corp. with and into Omnimmune Acquisition Corp.
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Form of Executive Stock Option Agreement
4.2	Form of Investor Warrant
4.3	Form of Placement Agent Warrant
4.4	Form of Warrant (1st Interim Bridge Note Offering)
4.5	Form of Warrant (Phillip Costa, Jr. and Alejandro Romero)
4.6	Form of Warrant to Purchase Shares of Common Stock of Omnimmune Corp. (Frank E. McDaniel)
4.7	Form of Amended and Restated Convertible Demand Promissory Note with Warrant
4.8	Form of Amended and Restated Convertible Demand Promissory Note
4.9	Form of 10% Convertible Promissory Note (1st Interim Bridge Note Offering)
4.10	Form of 10% Convertible Promissory Note (2nd Interim Bridge Note Offering)
4.11	Convertible Promissory Note (Mark R. Wisner, P.C.)
4.12	Amended and Restated Convertible Demand Promissory Note (Margie Chassman)
10.1	Contingent Promissory Note (Harris A. Lichtenstein)
10.2	Contingent Promissory Note (Alexander Krichevsky)
10.3	Exclusive License Agreement, effective as of April 18, 2008, by and between Omnimmune Corp. and The Ohio State University Research Foundation
10.4	Amended and Restated License Agreement, dated as of February 1, 2005, between Allegheny-Singer Research Institute and Omnimmune Corp.
10.5	Amendment #1 to Amended and Restated License Agreement, effective as of January 31, 2007, between Allegheny-Singer Research Institute and Omnimmune Corp.
10.6	Termination Agreement, effective as of June 20, 2008, by and between Allegheny-Singer Research Institute and Omnimmune Corp.
10.7	Second Amendment to Amended and Restated License Agreement, effective as of June 20, 2008, by and between Allegheny-Singer Research Institute and Omnimmune Corp.
10.8	License Agreement, dated as of February 1, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.9	First Amendment to License Agreement, dated March 29, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.10	Second Amendment to License Agreement, dated June 10, 2005, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.11	Amendment #3 to License Agreement, effective as of January 31, 2007, between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.12	Master Termination Agreement, effective as of June 20, 2008, by and between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.13	Fourth Amendment to License Agreement, dated as of June 20, 2008, by and between The Trustees of Columbia University in the City of New York and Omnimmune Corp.
10.14	Exclusive License Agreement, entered into as of November 1, 2007, by and among Institut Gustave Roussy, IGR&D, S.A., and Omnimmune Corp.
10.15	Registration Rights Agreement, dated as of August 7, 2008, by and among Omnimmune Holdings, Inc. and the stockholders of Omnimmune Holdings, Inc. parties thereto
10.16	Registration Rights Agreement, dated as of November 1, 2003, between Omnimmune Corp. and Phillip B. Costa, Jr.
10.17	Tag-Along Rights Agreement, effective as of November 1, 2003, by and among Harris A. Lichtenstein, Alexander Krichevsky, and certain shareholders and derivative owners of Omnimmune Corp.
10.18	Form of Lock-Up Agreement between the Company and executive officers and certain stockholders
10.19	Employment Agreement, entered into as of June 20, 2008, by and between Harris A. Lichtenstein and Omnimmune Corp.
10.20	Employment Agreement, entered into as of June 20, 2008, by and between Alexander Krichevsky and Omnimmune Corp.
10.21	Consulting Agreement, entered into as of March 1, 2008, between Omnimmune Corp. and Mark S. Germain
10.22	Gift Agreement entered into as of April 18, 2008, by and among The Ohio State University Medical Center, The Ohio State University Foundation and Omnimmune Corp.
10.23
Amendment and Pledge dated July 31, 2008, to Gift Agreement entered into as of April 18, 2008, by and among The Ohio State University Medical Center, The Ohio State University Foundation and Omnimmune Corp.

21	List of Subsidiaries
99.1	Consolidated Audited Financial Statements of Omnimmune Corp.
99.2	Unaudited Financial Statements of Omnimmune Corp.
99.3	Pro Forma Consolidated Financial Statements of Omnimmune Holdings, Inc. and Omnimmune Corp.